Where Food Comes From, Inc. - 10-K

Exhibit 10.13

LEASE AGREEMENT

thE movE

202 SIXTH STREET

CASTLE ROCK, CO 80104

THE MOVE, LLC, A COLORADO LIMITED LIABILITY COMPANY

LANDLORD

AND

WHERE FOOD COMES FROM INC., A COLORADO CORPORATION.

TENANT

LEASE AGREEMENT

thE movE

202 SIXTH STREET, CASTLE ROCK, CO 80104

THE MOVE, LLC, LANDLORD, AND

WHERE FOOD COMES FROM INC, TENANT

TABLE OF CONTENTS

				Page

Article	1	-	Fundamental Lease Provisions	1

Article	2	-	Construction of the Premises	2

Article	3	-	Lease Term	2

Article	4	-	Rent	2

Article	5	-	Taxes	3

Article	6	-	Indemnification of Landlord - Insurance	3

Article	7	-	Utilities	4

Article	8	-	Common Areas	5

Article	9	-	Use of Premises	6

Article	10	-	Good Merchandising Standards	6

Article	11	-	Rules and Regulations	7

Article	12	-	Advertising and Signs	7

Article	13	-	Mechanic’s Liens	7

Article	14	-	Maintenance and Alterations	7

Article	15	-	Assigning or Subleasing	8

Article	16	-	Condemnation	9

Article	17	-	Casualty to Premises	10

Article	18	-	Defaults	10

Article	19	-	Bankruptcy	11

Article	20	-	Landlord’s Lien	11

Article	21	-	Notices	12

Article	22	-	Security Deposit	12

Article	23	-	Mandatory Execution of Documents by Tenant	12

Article	24	-	Construction and Effect	13

Article	25	-	Miscellaneous Provisions	13

EXHIBITS AND ADDENDUM

Page

Exhibit A	Site Plan	A-1
Exhibit B	Description of Premises	B-1
Exhibit C	Provisions Relating to the Construction of Premises	C-1-4
Exhibit D	Tenant’s Estoppel Certificate	D-1
Exhibit E	Mechanic’s Lien Notice	E-1
Exhibit F	Rules and Regulations	F-1-4
Exhibit G	Hazardous and/or Toxic Wastes, Substances and Materials	G-1
Exhibit H	Commencement Date Certificate	H-1
Addendum	Option to Renew	A-1A-2A

LEASE AGREEMENT

In consideration of the rents and covenants hereinafter set forth, Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, upon the terms and conditions set forth herein, the commercial space referred to herein as the Premises.

ARTICLE 1 - FUNDAMENTAL LEASE PROVISIONS

1.01	Landlord. THE MOVE, LLC, a Colorado Limited Liability Company with its principle place of business at 18 South Wilcox Street, Suite 100, Castle Rock, CO 80104

1.02	Tenant. WHERE FOOD COMES FROM, INC, a Colorado Corporation authorized to conduct business in the State of Colorado, with its principal place of business at 221 Wilcox St., Castle Rock, CO, 80104 prior to possession, then 202 Sixth Street, Castle Rock, CO, 80104. .

1.03	Premises. Approximately 8,127 rentable square feet on the fourth (4th) floor identified as Unit TBD as generally shown on the Site Plan attached hereto as Exhibit A and as described on Exhibit B. The precise square footage will be specified in the Commencement Date Certificate, Exhibit H, upon completion of the construction in accordance to BOMA standards.

1.04	Building: thE movE, 202 Sixth Street, Castle Rock, CO 80104

1.05	Lease Term. Sixty (60) Months following the Commencement Date.

1.06	Renewal Option: Two (2) options to extend the Lease Term for an additional Five (5) years each. Such Renewal Option shall be governed as per the terms of the attached Addendum.

1.07	Possession Date: Estimated to be November 1, 2015, which actual date shall be confirmed in the Commencement Date Certificate attached hereto as Exhibit H. For the purpose of determining the Commencement Date, possession of the Premises shall be deemed to be the date in which Landlord provides Tenant with access to the Premises for the purpose of constructing Tenant improvements within the Premises.

1.08	Commencement Date: The Lease shall commence one hundred and fifty days (150) days following the Possession Date, or when Tenant opens for business, whichever occurs first. Tenant shall have no obligation to pay Rent during the period between Possession Date and open for business date or 150 days after commencement, whichever occurs first.

1.09	Security Deposit: The security deposit shall be equal to the first month’s Minimum Rent.

1.10	Rent: The term “Rent” shall include the following:

(a)	Minimum Rent Schedule: $20.00/rentable square feet with three percent (3%) annual increases, as further defined in Exhibit H, Commencement Date Certificate.

(b)	Additional Rent. Common Area Expenses, association dues, taxes, and insurance estimated to be an additional $8.00 per square foot for 2015
i.	Taxes are estimated to be $4.00 per square foot
ii.	Common Area Expenses and Insurance are estimated to be $4.00 per square foot
iii.	On Commencement Date, or when Tenant opens for business, whichever occurs first, Tenant will make first monthly installment of the estimated Additional Rent.

1.11	Tenant’s Use. Tenant may use the Premises for any use reasonably related to general office purposes for the conduct of generally acceptable office of work including all purposes consistent with the zoning of the Premises, the design of the Premises, and all applicable state and federal laws and regulations.

1.12	Construction Allowance: Landlord shall provide Tenant a Tenant Improvement allowance equal to $20.00 per rentable square foot in the Premises. Such allowance shall be paid to Tenant by Landlord as described in Exhibit C, this allowance is offered as an incentive to take possession of the Premises not as a loan or to be in anyway repaid except in the event of default of the Lease during the initial Lease Term.

1.13	Notice Addresses.

(a)	Landlord’s Notice Address: P.O. Box 97, Castle Rock, CO 80104 or such other address that Landlord determines and provides written notice to Tenant of such change.

(c)	Tenant’s Notice Address: Prior to Commencement Date at 221 Wilcox St., Castle Rock, CO 80104, and at the Premises after Commencement Date, unless otherwise changed via written notice by Tenant to Landlord.

1.14	Maintenance: Landlord shall be responsible for the maintenance of the structural components and all Common Areas. Tenant shall maintain all other components that serve exclusively Tenants leased office space which may include, without limitation, HVAC, plumbing, electrical, interior walls, doors, floor covering, wall coverings, store front, windows, etc

1.15	Signage: Tenant, at its sole cost and expense, shall have the right to install signage above Tenant’s Premises and to install or place interior window signs on the Premises in accordance with all local codes and ARTICLE 12 and Exhibit F of this agreement.

1.16	Continuous Use: If, at any time during this Lease, Tenant vacates, abandons, or closes its business operation at the Premises for more than ten (10) days (except as a result of casualty, condemnation or remodeling) and Tenant has not entered into an assignment or sublease for the Premises with an assignee or subtenant who will be reoccupying the Premises, this shall constitute a default and the Landlord shall have all of the remedies for default provided for herein.

1.17	Pro Rata Share: Tenant’s Pro Rata Share shall be determined by dividing the rentable square footage of the Premises by the actual rentable square footage of the Building and multiplying the quotient by 100. Tenant’s pro rata share shall be confirmed in the Commencement Date Certificate, Exhibit H, following approval of the final space plan for the Premises.

ARTICLE 2 - CONSTRUCTION OF THE PREMISES

Landlord shall construct the Building in accordance with the general site plan attached hereto as Exhibit A (the “Site Plan”), as it may be amended by the Landlord in its discretion from time to time provided that, in its amendment of the Site Plan, Landlord uses reasonable efforts to minimize any interference with Tenant’s use and occupancy of, visibility of, or access to the Premises. The Premises are to be generally constructed in accordance with the specifications entitled “Description of Landlord’s Work” in Provisions Relating to the Construction of Premises set forth in Exhibit C, attached hereto. Following the walk-through inspection and the creation of a punch list as described in Exhibit C paragraph 3, the Premises will be considered Substantially Completed on the date Landlord’s Work as described in Exhibit C, Schedule 1, is substantially completed enabling Tenant at Tenant’s reasonable discretion to accept delivery of the Premises in a condition to allow Tenant to immediately begin Tenant Improvements. Tenant shall take possession of the Premises as soon as possible after Landlord’s Work is complete, shall commence the construction of Tenant’s Improvements, shall diligently prosecute such construction to completion, and shall open the Premises for business as soon as reasonably possible thereafter. If the Possession Date has not occurred by April 1, 2016, then Tenant may terminate this Lease upon delivery of notice to Landlord and shall have no remaining liability with respect to this Lease. Upon receipt of Tenant’s notice of termination, Landlord shall immediately return Tenant’s Security Deposit and prepaid rent.

Landlord and Tenant shall execute a Commencement Date Certificate, substantially in the form attached to this Lease as Exhibit H, within fifteen (15) days after the Commencement Date. The Commencement Date Certificate shall amend the terms of this Lease as specified therein and shall be binding throughout the Term, unless subsequently amended in writing by Landlord and Tenant.

ARTICLE 3 - LEASE TERM

The term of this Lease shall commence on the Commencement Date. The Term shall continue for the period designated as the Lease Term in Article 1 hereof. Except as provided below, the term “Lease Year,” whenever used herein, shall mean a period of twelve (12) consecutive full calendar months. The first Lease Year shall commence on the Commencement Date. If the Commencement Date is other than the first day of a calendar month, the first Lease Year shall consist of the remaining part of such month, and the next consecutive twelve (12) calendar months. Each succeeding Lease Year shall commence on the day after the conclusion of the previous Lease Year. The parties hereto acknowledge that certain obligations under various Articles hereof may commence prior to the Lease Term (i.e. construction, hold harmless, liability insurance, etc.), and the parties agree to be bound by these Articles prior to commencement of the Lease Term.

Pursuant to Section 1.06 and as modified by the Addendum signed simultaneously with this agreement Tenant shall have two (2) options to renew for a term of five (5) years each.

Tenant shall not have the right to holdover possession of the Premises after the expiration or termination of this Lease without Landlord’s prior written consent, which consent may be withhold in Landlord’s sole and absolute discretion. If Tenant retains possession of any part of the Premises after the expiration or termination of this Lease without Landlord’s prior written consent, Tenant shall become a month-to-month tenant (for the part of the Premises then leased by Tenant) in accordance with all of the terms of this Lease as might be applicable to such month-to-month tenancy, except that Tenant shall pay Base Rent at the greater of (a) one hundred twenty-five percent (125%) of the rate in effect for the month immediately prior to such holdover, or (b) fair market rent, as reasonably determined by Landlord. Tenant shall pay its Proportionate Share of Operating Cost Share Rent and Tax Share Rent during any holdover period in accordance with the terms of this Lease, and shall be responsible for its Proportionate Share of any increases thereto. No acceptance of Rent or other payments by Landlord under these holdover provisions shall operate as a waiver of Landlord’s right to regain possession based on breach of lease or any other Landlord remedy.

ARTICLE 4 - RENT

The Tenant agrees to pay as rent for the use and occupancy of the Premises, at the times and in the manner hereinafter provided.:

4.01         Minimum Rent. The Minimum Rent specified in Article 1, Section 1.10(a) and Exhibit H, hereof shall be payable in twelve (12) equal monthly installments during each year, in advance, on the first day of each calendar month (the “Due Date”), without setoff or deduction. If the Commencement Date is other than the first day of a month, then the rental for the first fractional month shall be computed on a daily basis for the period from the Lease Commencement Date to the end of such calendar month and at an amount equal to one three hundred sixty-fifth (1/365) of the Minimum Rent for each such day, and thereafter shall be computed and paid as aforesaid.

4.02         Additional Rent. Tenant shall pay its pro rata share of the Common Area Expenses which shall include the costs of insurance, association dues, and real estate taxes of thE movE as set forth in Articles 5, 6, and 8.

4.03       Payment of Rent. All Minimum Rent and Additional Rent payable under this Lease shall be paid by Tenant without notice or demand at such place as designated by Landlord in writing. If Tenant shall fail to pay any Minimum Rent and/or Additional Rent within five (5) days after the same is due and payable, a late charge of ten percent (10%) of such delinquent amount shall be due and payable to Landlord immediately, together with reimbursement to Landlord for any returned check charges incurred by Landlord in connection with the delinquency. In the event Tenant tenders any payment of Rent or Additional Rent to Landlord, and said payment check is returned to Landlord due to insufficient funds in Tenant’s account, then Landlord may thereafter request any or all such future payments to be remitted by Tenant to be in “Certified Funds.” Acceptance of such late charges by the Landlord shall in no event constitute a waiver of Tenant’s default with respect to such overdue amount, nor prevent Landlord from exercising any of the other rights and remedies granted hereunder. Landlord’s acceptance of any late payment(s) without opting to assess a late charge in no way shall constitute a waiver of Landlord’s rights, including the right to assess such charges in the future nor Tenant’s obligations hereunder.

ARTICLE 5 - TAXES

5.01       Real Property Taxes.

(a)            Upon the Commencement Date, Tenant will pay to Landlord, in accordance with ARTICLE 1, Section 1.10(b), Tenant’s estimated pro rata share the taxes and assessments levied and assessed for that year. Subsequently, Tenant will pay Tenant’s pro rata share of the estimated taxes as defined as Additional Rent to thE movE, including the cost of any mutually agreed additional professional services rendered to Landlord (or any other expenses incurred by Landlord) in connection with any action to reduce the assessed valuation of thE movE or any portion thereof. If the Premises and underlying realty are not separately assessed, Tenant’s share of such taxes and assessments shall be determined by multiplying the total amount due by a fraction, the numerator of which is the floor area of the Premises and the denominator of which is the total floor area of the improvements covered by the tax bill. For the purposes of this Lease, floor area shall be measured from the exterior surface of exterior walls (and from the extensions thereof, in the case of openings) and from the center of interior demising partitions, including mezzanines, warehousing or storage areas, clerical or office areas and employee areas. Such taxes shall be paid in equal monthly installments as determined in subpart 5.01(b) below.

(b)            The amount of each such installment shall be determined by Landlord in accordance with the provisions of subparagraph (a) above on the basis of Landlord’s good faith estimate of the total taxes and assessments which will be due and payable in regard to thE movE for the calendar year concerned. Such estimate may be revised by Landlord from time to time as additional information becomes available, and the amount of the monthly installment due from Tenant hereunder shall be increased or decreased accordingly. Notwithstanding the foregoing, Tenant is obligated to pay Tenant’s Pro Rata Share as determined in accordance with subparagraph (a) above. Any deficiency between the amount of Tenant’s actual share of such taxes and assessments for any calendar year and the total amount paid by Tenant in installments during such year shall be paid to Landlord by Tenant within fifteen (15) days after receipt by Tenant of notice of such deficiency which notice may be given by Landlord at any time prior to June 1 of the subsequent year (or later in the event Landlord is delayed by the taxing authorities, or is pending information from tax assessment appeal, etc.). Any surplus of installments paid over amount due shall be credited by Landlord to the first installment of Rent coming due from Tenant after the date of such accounting recognizing the credit or shall be refunded to Tenant if the Lease Term has ended.

(c)            If at any time during the Lease Term under the Laws of the United States government, state, county, city, or any political subdivision or owners association thereof in which the Premises are situated, a tax or excise on rent or any other tax or assessment described is levied or assessed against Landlord on account of rentals payable to Landlord hereunder, such tax, excise or assessment shall be considered “taxes” for the purposes of this Article, excluding, however, from such tax or excise all general income taxes, gift taxes, inheritance taxes estate taxes, transfer tax, gains tax, and any charges, penalties, or interest imposed as the result of Landlord’s failure to comply with the law.

5.02       Personal Property Taxes. Tenant shall pay all taxes on its personal property and trade fixtures located in the Premises. In the event any or all of the Tenant’s leasehold improvements, equipment, furniture, fixtures and other personal property shall be assessed and taxed with the real property, Tenant shall pay to Landlord its share of such taxes within thirty (30) days after delivery to Tenant by Landlord of a statement in writing setting forth the amount of such taxes applicable to Tenant’s property.

ARTICLE 6 - INDEMNIFICATION –AND INSURANCE

6.01       Indemnification.

(a)            Tenant shall indemnify and hold Landlord harmless from and against all costs, claims, expenses, penalties, liens and liabilities of whatsoever nature arising from any act, omission or gross negligence of Tenant and its employees, agents, guests and invitees, in connection with Tenant’s use or occupancy of the Premises, or arising from any accident, injury or damage to person or property during the term hereof in or about except as provided in this Lease. Such indemnification shall only extend to the limits of Tenants insurance. Such indemnification shall not extend to any damages that are the result of the gross negligence or willful misconduct of Landlord or its employee or agents. Landlord shall not be responsible or liable to Tenant or to those claiming by, through or under Tenant for any loss or damage occasioned by or through the acts, omissions or gross negligence of the occupants of adjoining premises or any part of thE movE.

(b)           Landlord shall indemnify and hold Tenant harmless from and against all costs, claims, expenses, penalties, liens and liabilities of whatsoever nature arising from any act, omission or gross negligence of Landlord and its employees, agents, guests and invitees, or arising from any accident, injury or damage to person or property during the term hereof in or about except as provided in this Lease. Such indemnification shall only extend to the limits of Landlord’s insurance. Such indemnification shall not extend to any damages that are the result of the gross negligence or willful misconduct of Tenant or its employee or agents. Tenant shall not be responsible or liable to Landlord or to those claiming by, through or under Landlord for any loss or damage occasioned by or through the acts, omissions or gross negligence of the occupants of adjoining premises or any part of thE movE.

6.02       Tenant’s Insurance. Tenant will, from and after the earlier of Tenant entering into the Premises or Commencement Date and until the expiration or earlier termination of the Term, at Tenant’s sole expense, keep any Leasehold Improvements and other alterations or improvements to the Premises made by Tenant and all of Tenant’s machinery, equipment, furniture, fixtures, personal property (including also property under the care, custody, or control of Tenant) and business interests which may be located in, upon or about the Premises insured for the benefit of Tenant in an amount equivalent to the full replacement value or insurable value thereof against:

(a)            loss or damage by fire; and

(b)           such other risk or risks of a similar or dissimilar nature as are now, or may in the future be, customarily covered with respect to a tenant’s machinery, equipment, furniture, fixtures, personal property and business located in a building similar in connection, general location, use, occupancy and design to the Building, including, but without limiting the generality of the foregoing, windstorms, hail, explosions, vandalism, theft, malicious mischief, civil commotion and such other coverage as Tenant may deem appropriate or necessary.

(c)            Tenant covenants and agrees to maintain throughout the Lease Term, a policy or policies of insurance providing insurance coverage for Tenant’s liability for damage to the Building and its indemnification requirement under this Lease to be insured under standard hazard, fire, and extended coverage, plate glass insurance, comprehensive general liability insurance, and including coverage for bodily injury and death, property damage, personal injury (employee and contractual liability exclusions deleted), and broad form property damage insurance, with a replacement coverage of not less than ninety percent (90%), and with regard to liability insurance, insuring both Landlord and Tenant against all claims, demands, or actions arising out of or in connection with Tenant’s use or occupancy of the Premises, or by the condition of the Premises, fire legal liability, and medical payment coverage issued by an insurance company qualified to do business in the state of Colorado. Coverage shall be written on an occurrence basis., and such insurance will be on a commercial general liability form including, without limitation, personal injury and contractual liability for the performance by Tenant of the indemnity agreements set forth in this Lease and shall contain the following minimum limits of liability: One Million and 00/100 Dollars ($1,000,000.00) for injury (or death) to any person, One Million and 00/100 Dollars ($1,000,000.00) for injury (or death) to any two or more persons, and Five Hundred Thousand and 00/100 Dollars ($500,000.00) with respect to property damage. All such policies shall name Landlord and the property manager (if any) as additional insureds, and shall provide that the same may not be canceled or altered except upon thirty (30) days prior written notice to Landlord. All insurance maintained by Tenant shall be primary to any insurance provided by Landlord. Tenant shall provide copies of such policies, or duly executed certificate(s) of such insurance, along with all corresponding endorsements, to Landlord upon the Commencement Date of the Lease term and at least thirty (30) days prior to any annual renewal date thereof. Such One Million Dollar ($1,000,000.00) limit may be increased from time to time in the reasonable discretion of Landlord. If Tenant should fail to comply with the foregoing requirement relating to insurance, Landlord may obtain such insurance and Tenant shall pay to Landlord on demand as Additional Rent hereunder the premium cost thereof plus interest at the maximum contractual rate (but in no event to exceed 1½% per month) from the date of payment by Landlord until repaid by Tenant.

(d)            Each party shall include in each of its policies insuring against loss, damage, or destruction by fire or other casualty a waiver of the insurer’s right of subrogation against the other party.

6.03       Fire and Casualty Insurance. Landlord shall keep the building of which the Premises are part and thE movE insured against loss or damage by fire or other casualty to the extent of at least eighty percent (80%) of the full insurable value thereof, including all improvements, alterations, additions and changes made by the Landlord. All proceeds of such insurance shall belong solely to the Landlord. Tenant shall not be named as an insured party in any such insurance policies procured by Landlord; however, Landlord shall cause its insurance policy or policies pursuant hereto to be written in a manner so as to provide that the insurance company waives all rights of recovery by way of subrogation against Tenant in connection with any loss or damage covered by the policy unless caused by Tenant, its licenses, agents, invitees, servants or employees. Tenant shall not be liable to Landlord for any loss or damage covered by such insurance unless caused by Tenant, its licenses, agents, invitees, servants or employees. Landlord and Tenant agree that in the event the building of which the Premises are part, thE movE, the Premises or its contents are damaged or destroyed by fire or other insured casualty, the right, if any, of either party against the other (including its officers, directors, shareholders, partners, employees and agents) with respect to such damage or destruction are hereby waived so long as such party maintained the insurance required in this Lease. All policies of fire and/or extended coverage or other insurance covering the Premises or its contents shall contain a clause or endorsement providing in substance that the insurance shall not be prejudiced if the insureds have waived right of recovery from any person or persons prior to the date and time of loss or damage, if any.

ARTICLE 7 - UTILITIES

Landlord, at Landlord’s expense, shall deliver the Premises with 1 ton of HVAC for every 300 rentable square feet within the Premises and 3-Phase, 200 amp electrical service stubbed to the Premises. Tenant shall pay for all electricity, gas, water, telephone or any other utilities used by it in connection with the Premises effective as of the Possession Date and shall not permit any utilities to be discontinued or disconnected without the prior written consent of Landlord. Landlord may install re-registering or allocation meters and collect any and all charges aforesaid from Tenant, making returns to the proper public utility companies, governmental units or other suppliers of such public utilities. For all such services that are separately metered to Tenant, Landlord shall ensure that such payments and costs are excluded from the calculations of Common Area expenses charged to Tenant.

ARTICLE 8 - COMMON AREAS

8.01       Definition of Common Areas. The term “Common Areas” applies to all areas which are now or hereafter made available for general use, convenience and benefit of Landlord and all tenants of thE movE, including, without limiting the generality of the foregoing, automobile parking areas, driveways, sidewalks, open and enclosed courts, restrooms, roofs and canopy areas and landscaped and planted areas. The Common Areas may be altered, reduced or added to by Landlord at any time in its sole discretion, provided that Landlord uses reasonable efforts to minimize any interference with Tenant’s use and occupancy of, visibility of or access to the Premises. Landlord grants Tenant, its employees, invitees, licensees and other visitors a nonexclusive license for the Lease Term to use the Common Areas in common with others entitled to use the Common Areas, subject to the terms and conditions of this Lease.

8.02       Use of Common Areas. Tenant and its employees and invitees are, except as otherwise specifically provided in this Lease, authorized, empowered and privileged to use the Common Areas in common with other persons during the term of this Lease. Landlord shall maintain and operate, or cause to be maintained and operated, the Common Areas at all times following completion thereof for the benefit and use of the customers and patrons of the Tenant, and of other tenants, owners and occupants of thE movE.

8.03       Maintenance of Common Areas. The Landlord shall keep, or cause to be kept, the common areas owned by Landlord in a neat, clean, and orderly condition, properly lighted and landscaped, and shall repair any damage to the facilities thereof. Such maintenance may include, by way of example but not as a limitation or obligation: (i) general maintenance and repairs; (ii) maintenance, resurfacing, painting and restriping of parking areas, drive lanes and driveways; (iii) cleaning, steam cleaning, sweeping and janitorial services; (iv) maintenance, repair and replacement of sidewalks, curbs, and fascia of the shops and buildings constituting thE movE; (v) maintenance and repair of sprinkler systems, planting, pruning and landscaping; (vi) maintenance, repair and restoration of lighting and utilities; (vii) maintenance and improvement of signs, directional signs and other markers and bumpers; (viii) snow removal; (ix) maintenance and repair of any roofs, roof drain systems, fire protection systems (if applicable), lighting systems, storm drainage systems and any other utility systems; (x) employment of personnel to implement such services, including, if Landlord deems necessary, the cost of security guards; (xi) timely payment of real and personal property taxes and assessments or surcharges relating to the Common Areas; (xii) installation and maintenance of a security alarm system for the tenants in the Building (if Landlord deems necessary); (xiii) maintenance of adequate public liability and property damage insurance on the Common Areas; and (xiv) reasonable improvement of the Common Areas undertaken from time to time by Landlord all of the above in its sole discretion. Landlord may cause any or all of said services to be provided by an independent contractor or contractors. Landlord may also perform such maintenance and services in relation to any part of the Common Areas not owned by Landlord. Landlord is not required to perform any particular maintenance or service in regard to all or any part of the Common Areas if in its judgment such service is inappropriate, not sufficiently beneficial or unnecessary.

8.04       Payment of Common Area Expenses. Pursuant to Article 4, Tenant shall pay to Landlord Tenant’s Pro Rata Share of all expenses incurred by Landlord in connection with the maintenance and operation of the Common Areas together with Tenant’s Pro Rata Share of the reasonable management fees Landlord pays to the manager of thE movE, and a reasonable allowance for Landlord’s overhead costs not to exceed two and one-half percent (2.5%) of the costs described in this Section 8.04 (collectively “Common Area Expenses” or “CAM”). Payment of Common Area Expenses shall be made in accordance with the provisions of this paragraph (and following applicable paragraphs). Notwithstanding the foregoing, Operating Costs shall not include: costs of a capital nature except as provided in Section 8.04(e); costs resulting from the gross negligence or willful misconduct of Landlord, its employees, agents and/or contractors; penalties or costs for late payment or violations of leases, agreements, tax obligations, or other legal obligations of Landlord costs related to validated parking programs; legal, auditing, consulting, brokerage or other professional fees paid or incurred in connection with negotiations or disputes related to financings, refinancing, development, construction, leasing or sales of thE movE or any portion thereof; services, items and benefits for which Tenant or any other tenant or occupant of thE movE specifically reimburses Landlord or for which Tenant or any other tenant or occupant of thE movE pays third persons; tenant allowance or concessions incurred in completing, fixturing, furnishing, renovating or otherwise improving, decorating or redecorating space for tenants or other occupants of thE movE, or vacant, leasable space in thE movE; cost of work performed exclusively for any other tenant in thE movE; work performed on other properties by employees of Landlord or Landlord’s agents; any other costs incurred by Landlord its employees or agents to the extent not for the benefit of thE movE or otherwise not fairly and equitably allocable to thE movE in accordance with generally accepted accounting principles and sound property management practices. Landlord agrees to limit Tenant’s controllable Common Area Expense increases to no more than one hundred five percent (105%) of the Common Area Expenses of the prior calendar year (calculated on a cumulative basis). Controllable Common Area Expenses are all costs included in Additional Rent with the exception of costs of snow and ice removal from Building Common Areas such as Building sidewalks, entry ways and other adjacent areas, costs of water, sewer, electricity, natural gas and other Building utilities, taxes, to include any association fees, charges and assessments and insurance.

(a)            Tenant’s pro rata share of CAM (“Tenant’s Common Area Share”) shall be that portion of all of such estimated expenses that is equal to the proportion thereof which the Floor Area of the Premises bears to the Floor Area of the Building.

(b)            From and after the Lease Commencement Date, but subject to adjustment as provided in subsection 8.04(c), Tenant shall pay to Landlord concurrently with the monthly installments of Minimum Rent payable pursuant to paragraph 4.01 above, an amount estimated by Landlord to be Tenant’s Common Area Share for such month.

(c)            Within thirty (30) days following the end of each calendar quarter, Landlord shall furnish Tenant a statement covering the calendar quarter, certified as correct by an authorized representative of Landlord, showing the actual amount of Tenant’s Common Area Share for such calendar quarter and the payments made by Tenant with respect to such period pursuant to subsection 8.04(b). If Tenant’s Common Area Share exceeds Tenant’s payments during such calendar quarter, Tenant shall pay Landlord the deficiency within thirty (30) days after receipt of such statement. If said payments exceed Tenant’s Common Area Share, the excess shall be credited against the next due Additional Rent payment or paid to Tenant if the Lease Term has then ended.

(d)            If Tenant disputes an adjustment submitted by Landlord or a proposed increase or decrease in the Common Area Expenses, Tenant shall give Landlord notice of such dispute within thirty (30) days after Tenant’s receipt of the adjustment. If Tenant does not give Landlord timely notice, Tenant waives its right to dispute the particular adjustment. If Tenant timely objects, Tenant may engage its own certified public accountants (“Tenant’s Accountants”) to verify the accuracy of the statement complained of or the reasonableness of the estimated increase or decrease. Tenant’s Accountants shall be required to enter into a reasonable confidentiality agreement satisfactory to Landlord. If Tenant’s Accountants determine that an error has been made, Landlord’s Accountants and Tenant’s Accountants shall endeavor to agree upon the corrective measures for same, failing which, such matter shall be submitted to an independent certified public accountant selected by Landlord and Tenant for a determination which will be conclusive and binding upon Landlord and Tenant. Notwithstanding the foregoing, should Tenant be successful in disputing Landlord’s proposed Common Area Expense charges Landlord shall be responsible for Tenant’s costs incurred in the action in an amount that is equal to the lesser of the amount found to be in error in the most recent year or $750 and should Tenant’s claim fail Tenant shall be responsible to Landlord to Landlord’s costs associated with defending the action in an amount not to exceed $750. Such costs shall be refunded to Tenant should it be determined that Landlord’s proposed increase or decrease was in error. Notwithstanding the pendency of any dispute, Tenant shall continue to pay Landlord the amount of the Estimated Payment or adjustment determined by Landlord’s Accountants until the adjustment has been determined to be incorrect. If it is determined that any portion of the Common Area Expenses were not properly chargeable to Tenant, Landlord shall credit the overage against the next due Additional Rent or refund the appropriate sum to Tenant.

(e)            Operating Costs may not include capital improvements and structural repairs and replacements to the Building and the Common Areas to conform to changes subsequent to the date of issuance of the shell and core certificate of occupancy for the Building in any Applicable Laws (herein “Required Capital Improvements”); and the costs of any capital improvements and structural repairs and replacements designed primarily to reduce Operating Expenses (herein “Cost Savings Improvements”).

8.05       Landlord Liability. Nothing contained in this article shall be deemed to create any liability upon Landlord for any damage to motor vehicles of customers or employees or for loss of property from within such motor vehicles while located on the Common Areas, unless caused by the gross negligence of the Landlord, its agents, servants or employees.

ARTICLE 9 - USE OF PREMISES

9.01       Tenant shall use the Premises solely for Tenant’s Use under the name specified in Article 1. Tenant shall not use or permit the Premises to be used for any other purpose or purposes or under any other name whatsoever without the written consent of the Landlord being first obtained. The Tenant further covenants and agrees that it will not suffer or permit any use of the Premises or any part thereof for any use or purpose in violation of the laws of the United States of America, or the laws, ordinances, regulations and requirements of the state, county and city or owners association where thE movE is situated, or other lawful authorities, and that the Premises, and every part thereof, shall be kept by Tenant in a clean and wholesome condition, free of any objectionable noises, odors or nuisances at all times during the Lease Term. Tenant shall bear sole responsibility to ensure that music/sound will not objectionably permeate into adjacent tenants premises or Common Areas, and in such event agrees to remedy and rectify such “permeation” to the satisfaction of said adjacent tenant(s) by any means necessary including if necessary installing additional insulation/wall/sound barriers. All trash shall be contained within the Premises or in an appropriate outside receptacle as directed by Landlord, and unless contracted for by Landlord and reimbursed to Landlord as part of CAM, shall be collected regularly at Tenant’s expense. All health, safety and police regulations shall, in all respects and at all times be fully complied with by Tenant, and Tenant shall defend Landlord from all charges for such.

9.02       Reserved Rights. Landlord reserves (i) subject to the terms and provisions of this Lease, the use of the exterior rear and side walls and roof of the Premises and the exclusive use of any space between the ceiling of the Premises and the floor above or the roof of the Building; (ii) the right to install, maintain, use, repair and replace pipes, ducts, conduits and wires leading into or running through the Premises (in locations which will not materially interfere with Tenant’s use of the Premises); (iii) the right to cause or permit the Building to be expanded, enlarged or altered, (so long as such does not materially or substantively adversely impact or inconvenience Tenant’s use of the Building or the Premises); (iv) the right to name the Building and to change the name or street address of the Building; (v) the right to install and maintain a sign or signs on the exterior or interior of the Building; (vi) the right to designate all sources furnishing sign painting, and lettering, ice, drinking water, towels, toilet supplies, shoe shining, vending machines, mobile vending service, catering, and like services used on the Premises; (vii) the right during the last 90 days of the Term, if during or prior to that time Tenant vacates the Premises, to decorate, remodel, repair, alter or otherwise prepare the premises for reoccupancy, without affecting Tenant’s obligation to pay rental for the Premises;); (viii) the right to constantly have pass keys to the Premises (so long as such does not materially or substantively adversely impact or inconvenience Tenant’s use of the Building or the Premises; (ix) the right at any time in the event of an emergency, or otherwise at reasonable time, to take any and all measures, including inspections, repairs, alterations, additions and improvements to the Premises, as may be necessary or desirable for the safety, protection or preservation of the Premises, , or as may be necessary or in order to comply with all Laws; (x) the right to show the Building to prospective purchasers, lenders or tenants.

ARTICLE 10 - GOOD MERCHANDISING STANDARDS

During the term of this Lease, Tenant agrees to take all means necessary to prevent any manner of operation or use of the Premises not in accordance with good merchandising standards, including, but without limitation, the use thereof for solicitation, demonstrations, itinerant vending, or any other activity inconsistent with such standard or any operation or use thereof or activity therein that would interfere with the performance or observance of this Lease or the rights referred to herein or the rights and easements of other tenants in thE movE. Without limitation, Tenant expressly covenants and agrees that Tenant will not use or suffer or permit any person to use in any manner whatsoever, the Premises or thE movE or any parts thereof, for any purpose calculated to injure the reputation of the Premises or of thE movE or of adjoining property, or for any immoral or unlawful purposes whatsoever, or for any use, trade, business, occupation or vocation whatsoever that may in any way be illegal, disreputable or immoral.

ARTICLE 11 - RULES AND REGULATIONS

The Rules and regulations attached hereto as Exhibit F, as well as such reasonable rules and regulations as may be hereafter adopted by Landlord or Owner upon at least ten (10) days prior notice to Tenant relating to the Common Areas and the operation of thE movE (generally the “Rules and Regulations”), are hereby expressly made a part hereof. Tenant shall abide by the Rules and Regulations and shall use its best efforts to assure that the Rules and Regulations are observed by its employees, patrons and invitees; however, in the event of a conflict between this Lease and any of the Rules and Regulations, the terms of the Lease shall control.

ARTICLE 12 - ADVERTISING AND SIGNS

Tenant shall not erect any signs on or about the Premises beyond those permitted in Section 1.16, nor utilize any form of advertising, without the prior written consent of Landlord and in accordance with Exhibit F, Rules and Regulations.

Tenant, upon Lease signature shall immediately hire a reputable sign company to design Tenant’s illuminated neon storefront sign in compliance with paragraphs 11 and 12 of the Rules and Regulations. Two (2) sign drawings shall be submitted for Landlord’s written approval, prior to construction. Signs must be completed and installed within forty five (45) days following the Commencement Date. Unauthorized signs, banners, window placards, A-frames and sidewalk signs and other advertising media installed without the prior written consent of Landlord, shall be subject to removal by Landlord at Tenant’s sole cost and expense, plus an additional twenty percent (20%) administration charge.

ARTICLE 13 - MECHANIC’S LIENS

Tenant shall keep the Premises at all times during the Lease Term free of mechanic’s and materialmen’s liens and other liens of like nature, other than liens created and claimed by reason of any work done by or at the instance of Landlord, and at all times shall fully protect and indemnify Landlord against all such liens or claims and against all attorneys’ fees and other costs and expenses growing out of or incurred by reason or on account of any such liens or claims. Should any lien be attached to the Premises claiming any debt by Tenant, Tenant shall cause such lien to be released within ten (10) days from the filing thereof. Tenant shall have the right to contest in good faith the validity of any such lien, provided, at Landlord’s option, (a) Tenant shall give Landlord such security as may be reasonably requested to insure the payment of the amount claimed and to prevent the sale, foreclosure, or forfeiture of any interest in the Premises on account of such lien, or (b) Tenant shall cause any such lien to be replaced by a bond in the amount equal to one hundred fifty (150%) percent of the amount of the lien or such greater amount as may be required by Colorado Statutes to release such lien, and provided that in any event on final determination of the lien Tenant shall immediately pay any judgment rendered and will cause the lien to be released.

During the continuance of any construction of the Premises, Tenant shall permit Landlord to post such notices as Landlord elects to prevent the attachment of mechanic’s liens to the Premises, including, but not limited to, the notice attached hereto as Exhibit E.

ARTICLE 14 - MAINTENANCE AND ALTERATIONS

14.01       Maintenance by Tenant. Tenant shall at all times from and after the Commencement Date and at its own cost and expense, repair, replace, maintain, and clean in good and tenantable condition all components of the Premises that serve exclusively the Premises including, without limitation, floor covering, all fixtures, air conditioning and heating equipment serving the Premises, and other equipment therein the Premises, all Tenant’s signs, locks and closing devices, and all window sash, casement or frames, door and door frames, security grills or similar enclosures, and all such items of repair, maintenance and improvement or reconstruction as may at any time or from time to time be required by a governmental agency having jurisdiction thereof. Glass within the entry door to the Premises and any glass sidelights at the entry to the Premises shall exist at the sole risk of Tenant and shall be regularly cleaned inside and outside by Tenant, and any glass broken or damaged shall be promptly replaced by Tenant with glass of the same kind, size and quality. Tenant shall also repair any damage in connection with any burglary or forcible entry into the Premises at the Tenant’s sole expense. If Tenant refuses or neglects to make repairs and/or maintain the Premises, or any part thereof, in a manner reasonably satisfactory to Landlord, Landlord shall have the right, after giving Tenant fifteen (15) days written notice of its election to do so, to make or cause to be made such repairs or perform such maintenance/replacement/repair(s) on behalf of and for the account of Tenant. In such event, such work shall be paid for by Tenant immediately upon receipt of a bill therefore, plus an additional twenty percent (20%) administration charge payable by Tenant to Landlord. Any damage to adjacent premises or the Common Areas caused by Tenant’s use of the Premises shall be repaired at the sole cost and expense of Tenant.

14.02       Maintenance by Landlord. Landlord shall keep and maintain in clean and good tenantable condition and repair the roof, exterior walls, windows, pipes and conduits outside the Premises for the furnishing to the Premises of various utilities (except to the extent that the same are the obligation of the appropriate utility company or Tenant); provided, however, that Landlord shall not be required to make repairs necessitated by reason of the negligence of Tenant or anyone claiming under Tenant or by reason of the failure of Tenant to perform or observe any conditions or agreements in this Lease contained, or caused by alterations, additions or improvements made by Tenant or anyone claiming under Tenant, and shall maintain in good condition and repair the Common Areas as well as all other structural components of the building in which the Premises is located. Except as provided in Article 16 hereof, there shall be no abatement of rent and no liability of Landlord by reason of any injury to or interference with Tenant’s business arising from the making of any repairs, alterations or improvements in or to any portion of the Building, the Common Areas or the Premises or in or to fixtures, appurtenances and equipment therein. Notwithstanding anything to the contrary contained in this Lease, Landlord shall not in any way be liable to Tenant for failure to make repairs as herein specifically required of it unless Tenant has previously notified Landlord, in writing, of the need for such repairs and Landlord has failed to commence and complete said repairs within fifteen (15) days following receipt of the Tenant’s written notification, or in the case of force majeure.

It is understood and agreed that the Landlord shall be under no obligation to make any repairs, alterations, renewals, replacements or improvements to and upon the Premises or the mechanical equipment exclusively serving the Premises at any time except as expressly provided in this Lease.

14.03      Access to Premises. Landlord or Landlord’s agents may enter the Premises at any time for emergency purposes or following at least one (1) business day advance notice to Tenant (which may be verbal) for examination and inspection, or to perform, if Landlord elects, any obligations of Tenant that Tenant fails to perform or such cleaning, maintenance, janitorial services, repairs, replacements, additions, or alterations as Landlord deems necessary for the safety, improvement, or preservation of the Premises or thE movE or other portions of the Building or as required by Applicable Laws. Landlord or Landlord’s agents may also show the Premises to prospective tenants, purchasers and mortgagees. Any such reentry does not constitute an eviction or entitle Tenant to abatement of Rent. Notwithstanding anything to the contrary herein, upon any entry into the Premises, Landlord shall take all commercially reasonable efforts to minimize disruption to the business in the Premises and not to interfere with the Tenant’s permitted use therein.

14.04      Alterations. Tenant shall not make any alterations, additions or improvements in the Premises without the prior written consent of Landlord.

14.05      Surrender of Premises. Upon any surrender of the Premises, the Tenant shall redeliver the Premises to the Landlord in good order, condition and state of repair, ordinary wear and tear excepted, and excepting such items of repair as may be the Landlord’s obligation hereunder. All permanent alterations, additions or improvements, including but not limited to all fixtures, (except for trade fixtures) partitions, counters, venetian blinds, linoleum and carpet made or installed by either of the parties hereto (or by previous Tenant or Assignor, etc.) upon the Premises shall be the property of the Landlord and shall remain upon and be surrendered with the Premises as a part thereof, at the termination of this Lease, without disturbance, molestation or injury, provided that if Landlord so elects, Landlord may, after no less than thirty (30) days notice prior to the expiration of the then-current Lease Term, require Tenant to remove any or all such items at Tenant’s sole cost and expense, without damage to the Premises. In the event the Premises are damaged from said removal, and/or Tenant surrenders the Premises in poor condition and/or in need of repairs which are the obligation of Tenant, Landlord’s costs in causing said repairs/restoration shall be first paid by Tenant through its Security Deposit funds (unless already applied by Landlord against other sums, rents, etc. due hereunder) pursuant to Article 22, and any deficiency due by Tenant shall be paid to Landlord by Tenant within ten (10) days following Tenant’s receipt of Landlord’s statement of amounts due. In addition, Tenant acknowledges that during the time in which Landlord or Landlord’s contractor performs such repairs, replacement/restoration on behalf of Tenant, Landlord may be delayed in delivering the Premises to a replacement tenant, and therefore delayed in receiving the replacement tenant’s rents. Therefore, Tenant agrees to pay within ten (10) days from receipt of same notice, Landlord an amount equal to Tenant’s then current Minimum and Additional Renton a per diem basis, for the time it takes Landlord/Landlord’s contractor to restore the Premises on behalf of Tenant.

ARTICLE 15 - ASSIGNING OR SUBLEASING

(a)            Tenant covenants and agrees not to make or permit a Transfer by Tenant, as hereinafter defined, without Landlord’s prior written consent, which consent shall not be unreasonably withheld. A “Transfer” by Tenant shall include an assignment of this Lease, a sublease of all or any part of the Premises or any assignment, sublease, transfer, mortgage, pledge or encumbrance of all or any part of the Premises or of Tenant’s interest under this Lease or in the Premises, by operation of law or otherwise, or the use or occupancy of all or any part of the Premises by anyone other than Tenant. Any such Transfer by Tenant without Landlord’s written consent shall be void and shall constitute a Default by Tenant under this Lease. Notwithstanding any Transfer by Tenant, Tenant shall not be relieved of its obligations under this Lease and Tenant shall remain liable, jointly and severally, and as a principal, not as a guarantor or surety, under this Lease, to the same extent as though no Transfer by Tenant had been made, unless specifically provided to the contrary in Landlord’s prior written consent. The acceptance of rent by Landlord from any person other than Tenant shall not be deemed to be a waiver by Landlord of the provisions of this Section or of any other provision of this Lease and any consent by Landlord to a Transfer by Tenant shall not be deemed a consent to any subsequent Transfer by Tenant.

(b)            If Tenant requests Landlord’s consent to a Transfer, Tenant shall submit to Landlord in writing the name of the proposed transferee, the effective date of the Transfer, the terms of the proposed Transfer, a copy of the proposed form of sublease or assignment, and such information as to the business, reputation, responsibility, and financial capacity of the transferee as Landlord shall reasonably require to evaluate the request. It shall be reasonable for Landlord to withhold its consent to any Transfer where: (i) in the case of a sublease, the subtenant has not acknowledged that the provisions of this Lease control over any inconsistent provision in the sublease; or (ii) in Landlord’s opinion, the proposed transferee does not have the ability to perform its obligations under the assignment or sublease; or (iii) the intended use by the transferee would damage the goodwill or reputation of the Building; or (iv) the intended use is not compatible with other uses of the Building, conflicts with another tenant’s right to exclusive use, or is not permitted by applicable law or covenant. The foregoing criteria are not exhaustive, and Landlord may withhold consent to a Transfer on any other reasonable grounds. Tenant shall reimburse Landlord for all of Landlord’s costs incurred in connection with any request for consent to a Transfer, including, without limitation, a reasonable sum for attorneys’ fees.

(c)            Notwithstanding the foregoing, Landlord shall, at Landlord’s option, have the right in lieu of consenting to a Transfer by Tenant, to terminate this Lease as to the portion of the Premises that is the subject of the proposed Transfer, and to enter into a new lease with the proposed transferee and receive directly from the proposed transferee the consideration agreed to be given by such transferee to Tenant for the Transfer by Tenant. Alternatively, at the request of Landlord, Tenant shall pay over to Landlord all sums received by Tenant in excess of the rent payable by Tenant hereunder which is attributable on an equally allocable Floor Area basis, to any subletting of all or any portion of the Premises so subleased, and all consideration received on account of or attributable to any assignment of this Lease.

(d)            In the event of a Transfer by Tenant, then any option to renew this Lease, right to extend the Lease Term, or option or right of refusal to expand the Premises shall automatically terminate.

(e)            Tenant covenants and agrees to pay to Landlord the amount of $250.00 as an administrative charge to compensate Landlord for processing such request and any other reasonable costs and expenses incurred by Landlord in connection with such request (including, without limitation, reasonable attorneys’ fees), whether or not the consent of Landlord is given to the Transfer requested by Tenant. Tenant shall pay such $250.00 administrative charge and an estimated amount of the other costs and expenses, as determined by Landlord, which shall be due and payable to Landlord at the time that Tenant submits such request for consent to the Transfer to Landlord; provided, however, that upon request from Tenant, Landlord shall provide Tenant with the estimated amount of such other costs and expenses. When the actual amount of such costs and expenses are known by Landlord, then if such estimated amount paid by Tenant is greater than the actual amount of such costs and expenses, Landlord shall refund any such excess to Tenant. If such estimated amount paid by Tenant is less than the actual amount of such costs and expenses, Tenant shall pay to Landlord, within ten (10) days after demand by Landlord, any such additional actual costs and expenses. The payment of such administrative charge and other costs and expenses by Tenant shall be a condition precedent to the effectiveness of any consent by Landlord to such Transfer.

(f)             Notwithstanding anything to the contrary, Tenant shall not be entitled to make a Transfer to an existing tenant of Landlord or its Related Parties (as herein defined), or any subtenant or assignee thereof, or any person or entity with whom Landlord or its Related Parties negotiated or had contact or to whom Landlord has given, or received therefrom, any written or oral proposal regarding a lease of space in the Building or the Project within the six (6) month period preceding Tenant’s request for such Transfer. Tenant shall not publicly advertise the rate or other terms upon which Tenant is willing to Transfer the Premises, and all other public advertisements of a Transfer shall be subject to the prior written approval of Landlord, which approval shall not be unreasonably withheld. Public advertisement shall include, without limitation, the placement or displays of any signs or lettering on or above the Premises. If at the time of the proposed Transfer there is any vacant or unoccupied space in the Building or the Project, Tenant shall not be entitled to Transfer or offer to Transfer the Premises at a rental rate less than the prevailing fair market rental then offered by Landlord, in its sole and absolute discretion, for such other space.

(g)            For the purposes of this Lease, the term “Transfer” shall also include: the transfer or change, whether voluntary, involuntary or by operation of law, of twenty-five percent (25%) or more of the control or ownership, whether legal or beneficial, in Tenant within a twelve (12) month period; the dissolution, merger, consolidation or other reorganization of Tenant; or the withdrawal, resignation or termination of the majority of any general partners, managers or board of directors of Tenant.

(h)           As a condition to any Transfer by Tenant, Tenant shall acknowledge in writing to Landlord that Tenant shall remain obligated and liable under this Lease, any assignee or other transferee (other than a subtenant) shall expressly assume all the obligations of Tenant under this Lease, and any subtenant shall covenant to Landlord to comply with all obligations of Tenant under this Lease as applied to the portion of the Premises so sublet and to attorn to Landlord, at Landlord’s written election, in the event of any termination of this Lease prior to the expiration date of the Lease Term; all of which shall be in a written instrument satisfactory to Landlord and furnished to Landlord not later than fifteen (15) days prior to the effective date of such Transfer.

ARTICLE 16 - CONDEMNATION

16.01      Taking of Entire Premises. If the whole or a material portion (as determined by Tenant) of the Premises shall be taken by condemnation or eminent domain, then the term hereof shall cease as of the day of the vesting of title or as of the day possession shall be so taken, whichever is earlier. If this Lease is so terminated, all rent or other charges payable by Tenant shall be prorated to the date of termination.

16.02      Partial Taking. If only a non-material portion of the Premises, the Building of which they are a part or thE movE shall be taken by condemnation or eminent domain, Landlord shall be entitled to terminate this Lease as of the day of the vesting of title or as of the day possession shall be so taken, whichever is earlier, upon giving notice thereof to Tenant not later than ninety (90) days prior to such taking.

If Landlord does not elect to so terminate this Lease, it shall restore the Premises to as nearly like its condition prior to such taking as shall be practicable; but such work shall not exceed the scope of the work done by Landlord in originally constructing the Premises. Tenant shall, upon the completion by Landlord of the restoration of the Premises, do all work required of Tenant in accordance with Exhibit C, including the restoration or replacement of all trade equipment, furniture, furnishings and other installations theretofore installed by Tenant and necessary for Tenant’s business. Minimum Rent, or a fair and just proportion thereof, according to the nature and extent of the damage to the Premises, shall be suspended or abated during any such construction.

16.03      Ownership of Damages. As between the parties to this Lease, Landlord will be entitled to receive, and Tenant assigns to Landlord, all of the compensation awarded upon taking of any part or all of the Building or Premises, including any award for the value of the unexpired Term. However, Tenant may assert a claim in a separate proceeding against the condemning authority for any damages resulting from the taking of Tenant’s trade fixtures or personal property, or for moving expenses, business relocation expenses or damages to Tenant’s business incurred as a result of such condemnation providing such award does not have the effect or impact to reduce Landlord’s award.

ARTICLE 17 - CASUALTY TO PREMISES

17.01      Major Damage to Premises. If during the last two (2) years of the original or any extension thereof the Premises shall be so damaged by fire or casualty as to be untenantable as to fifty percent (50%) or more of the Premises floor space, Landlord or Tenant may cancel this Lease by written notice of cancellation given to the other within thirty (30) days after such damage, and rent and other charges shall be prorated to the date of such damage. In any other cases of damage to the Premises, Landlord shall, within thirty (30) days of any casualty affecting the Premises, consult an architect and general contractor regarding the rebuilding or repair of the Premises to return it to substantially the same condition as on the Lease Commencement Date and the time such it will take for such rebuilding or repair, and Landlord shall provide Tenant with notice of the plans for rebuilding (the “Rebuild Notice”). If the Rebuild Notice reveals that the Premises cannot be restored to substantially the same condition within one hundred eighty (180) days from the date of the casualty, Tenant shall have the right to terminate this Lease by providing a written termination notice to Landlord within thirty (30) days following Tenant’s receipt of the Rebuild Notice and the Minimum Rent and Additional Rent owing hereunder shall be abated for the unexpired portion of the Lease.

17.02      Damage to thE movE. If any or all of the Buildings, parking facilities, Common Areas, or common or public facilities comprising thE movE are damaged by fire or other casualty to such an extent that thE movE cannot, based on a reasonable business decision, be operated as an office building, then Landlord may cancel this Lease (even though the Premises may not themselves be damaged) on at least thirty (30) days written notice of cancellation given to Tenant within thirty (30) days after such damage, and thereupon this Lease shall cease and terminate and the rent and other charges payable by Tenant shall be prorated to the date of such termination.

17.03      Other Casualty. In all cases of destruction or casualty to the Premises which do not result in termination of this Lease pursuant to the foregoing paragraphs, Landlord shall restore the Premises at its expense. The obligation of the Landlord hereunder shall be limited to reconstruction of the building and completion of Landlord’s Work. Tenant shall, upon completion of restoration or rebuilding by Landlord, perform Tenant’s Work and shall replace or restore forthwith any trade fixtures, equipment or other installation theretofore installed by Tenant. Tenant agrees during any period of reconstruction or repair of the Premises and/or said building to continue the operation of its business in the Premises to the extent reasonably practicable. Minimum Rent shall be abated or reduced proportionately during any period in which, by reason of any such damage or destruction, there is a substantial interference with the operation of Tenant’s business.

ARTICLE 18 - DEFAULTS

18.01      Events of Default. The following occurrences shall constitute default under this Lease:

(a)            Tenant fails to pay Minimum Rent, Additional Rent or any other sums payable by Tenant under the terms of this Lease when due, and such failure continues for three days after notice from Landlord to Tenant of such failure; provided that with respect to monthly installments of Minimum Rent and Additional Rent, Tenant will be entitled to only two notices of such failure during any Lease Year and if, after two such notices are given in any Lease Year, Tenant fails, during such Lease Year, to pay any such amounts when due, such failure will constitute an Event of Default without further notice by Landlord or additional cure period.

(b)            Tenant shall violate or fail to perform any provision of this Lease and shall fail to correct or perform the same within five (5) days after notice from Landlord;

(c)           Tenant vacates, abandons, or closes its business operation at the Premises for more than ten (10) consecutive days (except as a result of casualty, condemnation or remodeling) and;

(d)            Tenant has not entered into an assignment or sublease for the Premises with an assignee or subtenant who will be reoccupying the Premises, and Landlord has provided Tenant 14 days written notice of its intent to terminate the Lease and provided Tenant the opportunity to cure.

(e)            Tenant’s interest under this Lease or in the Premises is taken upon execution or by other process of law directed against Tenant, or is subject to any attachment by any creditor or claimant against Tenant and such attachment is not discharged or disposed of within 15 days after levy or Landlord shall determine, on the basis of all reasonable evidence available to it, that Tenant is at the time of such determination unable to pay its debts as they become due.

(f)             Tenant’s interest under this Lease or in the Premises is transferred or passes to, or devolves upon, any other party in violation of this Lease or Tenant attempts to transfer its interest under this Lease or in the Premises in violation of the terms of this Lease.

18.02       Remedies on Default. Upon the occurrence of an event of default and at any time thereafter, Landlord, subject to all applicable laws, may take any or all of the following actions:

(a)            In the case of abandonment, Landlord may at its option re-enter, take possession of the Premises and remove all persons and property therefrom (such property as may be removed may be stored in a public warehouse or elsewhere at the cost of, and for the account of Tenant). Landlord shall not be deemed guilty of trespass or liable for the loss or damage occasioned thereby.

(b)           Should Landlord elect to re-enter the Premises, or should it take possession pursuant to legal proceedings or pursuant to any notice provided for by law, Landlord may, without terminating this Lease make such alterations and repairs as may be necessary in order to relet the Premises, and relet the Premises or any part thereof upon such terms and conditions as Landlord in its sole discretion may deem advisable. The rentals resulting from such reletting shall be applied first, to the payment of any costs and expenses of reletting, including brokerage fees and attorneys’ fees, and of costs of such alterations and repairs; second, to the payment of Minimum Rent and Additional Rent, together with interest thereon at twelve percent (12%) per annum, due and unpaid hereunder; and the residual, if any, shall be held by Landlord and applied in payment of future rent or damage as the same may become due and payable hereunder. If rentals received from such reletting during any month are less than that to be paid during that month by Tenant hereunder, Tenant shall forthwith pay any such deficiency to Landlord. No such re-entry or taking possession of said premises by Landlord shall be construed as an election on its part to terminate this Lease unless a written notice of such intention be given to Tenant or unless the termination thereof be decreed by a court of competent jurisdiction. If Tenant shall, after default, voluntarily give up possession to Landlord, deliver to Landlord the keys to the Premises, or both, such actions shall be deemed to be in compliance with Landlord’s rights and the acceptance thereof by Landlord shall not constitute a surrender of the Premises or a termination of this Lease.

(c)           Landlord may at any time after default elect to terminate this Lease. Upon such termination, Landlord may recover from Tenant all damages it may incur by reason of such breach, including the cost of recovering the Premises, reletting commissions and expenses, costs of repair to the Premises, reasonable attorneys’ fees, and including the worth at the time of such termination of the excess, if any, of the amount of Minimum Rent and Additional Rent reserved in this Lease for the remainder of the Lease Term over the then reasonable rental value of the Premises for the remainder of the Lease Term, all of which amounts shall be immediately due and payable from Tenant to Landlord. In determining the amount which would be payable pursuant to this subparagraph, the annual rent for each year remaining in the Lease Term shall be equal to the average of the total annual Minimum Rent and Additional Rent paid by Tenant from the Lease Commencement Date to the time of default, or during the preceding three (3) full calendar years, whichever period is shorter.

(d)           Nothing contained in this Lease will limit or prejudice Landlord’s right to prove and obtain as liquidated damages in any bankruptcy, insolvency, receivership, reorganization, or dissolution proceeding, an amount equal to the maximum allowable by any Laws governing such proceeding in effect at the time when such damages are to be proved, whether or not such amount be greater, equal or less than the amounts recoverable, either as damages or Rent, under this Lease.

18.03      Recovery of Attorneys’ Fees and Costs. In the case: suit shall be brought for recovery of possession of the Premises, for the recovery of Rent or any other amount due under the provisions of this Lease, or because of any breach of any other covenant herein contained on the part of the Tenant to be kept or performed, and a breach shall be established; then the prevailing party shall be responsible for and shall pay to the other party all expenses incurred therefore, including all reasonable attorneys’ fees and costs, subject to the limitations contained in section 8.4(d) as such is applied to that section.

18.04      No Waiver. No waiver of any covenant or condition of this Lease by Landlord shall be deemed to imply or constitute a further waiver of the same covenant or condition or of any other covenant or condition of this Lease. Whenever in this Lease Landlord reserves or is given the right and power to give or withhold its consent to any action on the part of Tenant, such right and power shall not be exhausted by the exercise on one or more occasions, but shall be continuing right and power for the entire term of this Lease. The acceptance of any sums of money from Tenant following an event of default shall be taken to be a payment on account by Tenant and shall not constitute a waiver by Landlord of any rights, nor shall it reinstate this Lease or cure a default on the part of Tenant.

18.05      Liability of Landlord on Default. If, during the Term, Landlord defaults in fulfilling any of its covenants, obligations or agreements set forth in this Lease, Tenant shall give Landlord (and any mortgagees and/or trust deed holders, provided that prior to such notice, Tenant has been notified in writing of the address of such mortgagees and/or trust deed holders) notice of such default and, if at the expiration of 30 days after delivery of such notice, such default will continue to exist, or in the event of a default which cannot with due diligence be cured within a period of 30 days, if Landlord fails to proceed promptly after the delivery of such notice and with all due diligence to commence to cure the same and thereafter to prosecute the curing of such default with all due diligence to completion as soon as reasonably possible, then the mortgagees and/or trust deed holders shall have an additional thirty (30) days after the expiration of such thirty (30) days within which to cure such default. If such default cannot reasonably be cured within that time, then such mortgagees and/or trust deed holders shall have such additional time as may be necessary to cure such default, including, but not limited to, commencement of foreclosure proceedings, if necessary to effect such cure. If such default is not cured as provided for, then Tenant will be entitled to terminate the Lease and the remaining obligations of Tenant and Landlord under the Lease thereafter. In no event will Tenant have the right to any right to offset against, or any abatement of, any monies owing by Tenant hereunder, as a result of Landlord’s default, and Tenant’s remedies will, subject to the terms of this Lease, be limited to termination of the Lease. Such exculpation and limitation of liability and tenant’s remedies shall be absolute and without any exception whatsoever.

ARTICLE 19 - BANKRUPTCY

Landlord may, at its option, terminate this Lease upon the filing of any petition in bankruptcy or insolvency or for reorganization under the Bankruptcy Act by or against Tenant, or the making of a voluntary assignment by Tenant for the benefit of its general creditors, or the filing by Tenant of any petition for an arrangement or composition under the Bankruptcy Act, or the appointment of a receiver or trustee after notice and hearing to take charge of Tenant’s business, or of any other petition or application seeking relief under any other federal or state laws now or hereafter providing for the relief of debtors. If such petition be filed by a third party against Tenant, who desires in good faith to defend against the same, and Tenant is not in any way in default of any obligation hereunder at the time of the filing of such petition, and Tenant within ninety (90) days thereafter procures a final adjudication that it is solvent and a judgment dismissing such petition, this Lease shall be fully reinstated as though such petition had never been filed. In the event of termination as provided for in this Article, Tenant shall pay forthwith to Landlord as damages the amount provided in paragraph 18.02 (c).

ARTICLE 20 – LANDLORD’S LIEN

Landlord is hereby granted a subordinated security interest in all goods, wares, equipment, fixtures, furniture and other personal property of Tenant situated on the Premises (the “Collateral”) to secure all rentals and other sums of money becoming due hereunder from Tenant, subject to any superior third party creditors, including but not limited to Heritage Bank. The Collateral shall not be removed from the Premises without the consent of Landlord until all Minimum and Additional Rent have been paid. Upon the occurrence of any event of default by Tenant, Landlord may, in addition to any other remedies provided herein or by law, enter the Premises and take possession of the Collateral without liability for trespass or conversion, and sell the same in accordance with the provisions of Article 9 (or other successor and/or applicable Articles) of the Uniform Commercial Code as it is then in effect in Colorado. Tenant shall execute from time to time such financing statements or such other instruments evidencing Landlord’s subordinated security interest in the Collateral as Landlord may request.

ARTICLE 21 - NOTICES

All notices under this Lease shall be given in writing and shall be deemed to be properly served only if sent, postage prepaid, by certified mail with return receipt requested, or by Fed Ex, UPS or similar courier overnight mail, to Landlord at Landlord’s Notice Address, or to Tenant at the Premises or at Tenant’s Notice Address. Such notice shall be deemed to have been given three (3) days after the date upon which the same is deposited in the United States mail with postage prepaid. Either party may, by written notice to the other, change its Notice Address.

ARTICLE 22 - SECURITY DEPOSIT

Upon execution of the Lease, Tenant shall deposited with Landlord the sum specified in Article 1 hereof as the “Security Deposit,” which shall be held by Landlord without liability for interest as security for the faithful performance by Tenant of all of the terms of this Lease. Landlord may co-mingle the Security Deposit with Landlord’s other funds and may be used for the day-to-day operations of the Building. Upon the occurrence of an event of default, the Security Deposit shall be applied against the amounts which Landlord is entitled to recover from Tenant pursuant to Article 18 (and as otherwise provided in Article 14 and other applicable Articles herein) unless earlier applied in accordance with the foregoing sentence, the Security Deposit (or so much thereof as is not necessary to restore the Premises to the condition required by Article 14) shall be returned to Tenant within sixty (60) days after the end of the Lease Term. In the event of the termination of this Lease pursuant to Article 18 above, such Security Deposit shall be deemed to be applied first to the payment of rent and other charges due to Landlord for all periods prior to filing of such proceedings.

The Security Deposit shall not be mortgaged, assigned, transferred or encumbered by Tenant without the written consent of Landlord. Landlord shall deliver the Security Deposit to any purchaser of Landlord’s interest in the Premises, and, upon receipt of a written receipt by Landlord’s successor in interest, Landlord shall thereupon be discharged from any further liability with respect to the Security Deposit. If any portion of said deposit is so used or applied in accordance with the foregoing paragraph, Tenant shall, within five (5) days after written demand therefore, deposit with Landlord an amount sufficient to restore the Security Deposit to its original amount and Tenant’s failure to do so shall be a default under this Lease.

ARTICLE 23 - MANDATORY EXECUTION OF DOCUMENTS BY TENANT

23.01      Subordination. This Lease is subordinate, junior and inferior to first mortgages and deeds of trust which may now or hereafter affect the Premises and to any and all advancements to be made thereunder and to all renewals modifications, consolidations, replacements and extensions thereof; provided that the holder of any such mortgage or deed of trust shall agree in writing that this Lease shall not be terminated or otherwise affected by the enforcement of any such mortgage, deed of trust, or other encumbrance if at the time thereof Tenant is not in default under this Lease. Tenant, if requested by Landlord, shall execute and return to Landlord within ten (10) days such instruments evidencing such agreements regarding subordination, non-disturbance and attornment as Landlord may from time to time submit to Tenant for signature and if not returned within the ten (10) days, it shall be conclusively deemed that Tenant consented to the terms of the instrument provided to Tenant.

23.02      Lender’s Requirements. Anything in this Lease to the contrary notwithstanding, it is agreed that in the event the lender or lenders which Landlord selects to provide construction or permanent loan financing (or both ) in connection with the construction and permanent loan financing of thE movE request non-material modifications of any of the provisions of this Lease (except concerning the size and location of the Premises, the term hereof, the provisions of Exhibit C, and the rental and other charges payable by Tenant under this Lease or those that increase Tenant’s obligations or decrease its rights), Tenant shall agree to any such modification in writing within ten (10) days after Landlord’s request therefore.

23.03      Estoppel Certificates. Tenant shall, without charge, at any time and from time to time, execute and deliver to Landlord, or any other person, firm or corporation specified by Landlord, within ten (10) days after receipt, a certificate substantially in the form of Exhibit D or such other form provided by Landlord relating to the status of this Lease certifying, among other things, that this Lease is unmodified and in full force and effect, or if there has been any modification, that the same is in full force and effect as so modified, and identifying any such modifications; whether or not there are then existing any set-offs or defenses in favor of Tenant against the enforcement of any of the terms, covenants and conditions of this Lease by Landlord, and if so, specifying the same, and also whether or not Landlord has observed and performed all of the terms, covenants and conditions on the part of Landlord to be observed and performed, and if not, specifying the same; and the dates to which Minimum Rent and all other charges hereunder have been paid; and if not returned within the ten (10) days, it shall be conclusively deemed that Tenant consented to the terms of the estoppel certificate provided to Tenant.

23.04      Property Covenants. This Lease will be subject to all easements, restrictions and covenants presently existing or hereafter created for thE movE. Tenant has no right of enforcement of any real property covenants and restrictions affecting the use of thE movE. If requested by Landlord, Tenant will consent in writing to any modification, repeal or amendment of any covenant or restriction by Landlord. Landlord shall comply with any real property covenants and restrictions affecting the use of thE movE, and Landlord agrees to cooperate with Tenant to represent Tenant’s interests regarding any covenants or restrictions affecting the use of the Premises.

ARTICLE 24 - CONSTRUCTION AND EFFECT

24.01        Integrated Agreement. It is understood that there are no oral agreements between the parties hereto affecting this Lease. This Lease supersedes and cancels any and all previous negotiations, arrangement, brochures, agreements and understandings, if any, between the parties hereto or displayed by Landlord to Tenant with respect to the Premises and thE movE and none thereof shall be used to interpret or construe this Lease. No provision of this Lease may be amended or added to except by an agreement in writing signed by the parties hereto or their respective successors in interest. This Lease shall not be effective or binding on any party until fully executed by both parties hereto.

24.02        Severability. Each covenant, agreement and provision of this Lease shall be construed to be a separate covenant, agreement and provision. If any covenant, agreement or provision of this Lease or the application thereof to any person or circumstance shall to any extent be invalid or unenforceable, the remainder of this Lease, or the application of such covenant, agreement or provision to any person or circumstance other than those as to which such covenant, agreement or provision is invalid or unenforceable, shall not be affected thereby and each covenant, agreement and provision of this Lease shall be valid and enforceable to the extent permitted by law.

24.03       Governing Law. The laws of the State of Colorado shall govern the validity, performance and enforcement of this Lease.

24.04       Relationship of the Parties. Nothing herein contained shall be deemed or construed by the parties hereto, nor by any third party, as creating the relationship of principal and agent or of partnership or of joint venture between the parties hereto, it being understood and agreed that neither the method of computation of rent, nor any other provision contained herein, nor any acts of the parties hereto, shall be deemed to create any relationship between the parties hereto other than the relationship of Landlord and Tenant. No party other than Landlord and Tenant is intended to be a direct beneficiary of any provision contained in this Lease, and no right of action shall accrue hereunder to any such third party.

24.05       Binding Effect. The covenants and agreements hereof shall be binding upon the parties and their respective heirs, executors, administrators, successors and permitted assigns.

24.06       Counterparts. This Lease may be executed in a number of identical counterparts which, taken together, shall constitute collectively one agreement. In making proof of this Lease Agreement, it shall not be necessary to produce or account for more than one such counterpart with each party’s signature.

ARTICLE 25 - MISCELLANEOUS PROVISIONS

25.01       Authority and Corporate Standing. In the event Tenant is a corporation, the persons executing this Lease on behalf of Tenant hereby covenant and warrant that they are duly authorized to execute and deliver this Lease on behalf of Tenant; Tenant is a duly qualified corporation and all steps have been taken prior to the date hereof to qualify Tenant to do business in the state where the Building is situated; all franchise and corporate taxes have been paid to date; and all future forms, reports, fees and other documents necessary to comply with applicable laws will be filed when due.

25.02       No Warranties. Tenant does not rely on the fact, nor does Landlord represent, that any specific tenant or number or tenants shall during the term of this Lease occupy any space in thE movE; Landlord, subject to Tenant’s Exclusive Use, reserves the absolute right to effect such other tenancies in thE movE as Landlord, in the exercise of its sole business judgment, shall determine to best promote the interests of thE movE. There are no other representations or warranties between the parties except, and all reliance with respect to representations is solely upon, the representations and agreements contained in this Lease.

25.03       Waiver of Redemption. The rights given to Landlord herein are in addition to any rights that may be given to Landlord by any statute or otherwise.

25.04       Tenant’s Hours of Operation. Tenant shall keep the Premises open for business during those days and hours as are customary and usual for Tenant Use, which may include, but is not limited to, closures for vacations, holidays, and continuing education and may include operation during early mornings, late evenings, weekends and holidays as determined necessary and appropriate by Tenant.

25.05       Exhibits. All exhibits and addenda attached hereto are incorporated herein. Any capitalized term not otherwise defined in such exhibits or addenda shall have the meaning set forth in this Lease.

25.06       Marijuana and Adult-Oriented Business Prohibition. Landlord shall prohibit the cultivation, processing or use of marijuana, as well as the sale of marijuana, products containing marijuana or products designed for the facilitation of the use of marijuana in thE movE. Furthermore, Landlord shall not lease any space in the building where the Premises is located to any businesses involved with the sale or cultivation of adult-oriented products or services, tobacco or any other product or services restricted from persons under the age of 18.

25.07       Telecommunication Services and Satellites. Tenant shall have the right to select its own providers for telephone, internet and cable services and to erect on the roof of the Building aerials, antenna or a satellite dish, subject to Landlord’s approval of the location for such devices, which shall not be unreasonably withheld, conditioned or delayed.

25.08       Brokers. Landlord and Tenant represent and warrant that no broker or agent negotiated or was instrumental in negotiating or consummating this Lease. Neither party knows of any other real estate broker or agent who is or might be entitled to a commission or compensation in connection with this Lease. Tenant and Landlord will indemnify and hold each other harmless from all damages paid or incurred by the other resulting from any claims asserted against either party by brokers or agents claiming through the other party.

25.09       Waiver of Jury Trial. LANDLORD AND TENANT WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY LANDLORD OR TENANT AGAINST THE OTHER WITH RESPECT TO ANY MATTER ARISING OUT OF OR IN CONNECTION WITH THIS LEASE, TENANT’S USE AND OCCUPANCY OF THE PREMISES, OR THE RELATIONSHIP OF LANDLORD AND TENANT.

25.10       Recording; Confidentiality. Tenant will not record this Lease or a short form memorandum of this Lease. Tenant agrees to keep the Lease terms, provisions and conditions confidential and will not disclose them to any other person without Landlord’s prior written consent. However, Tenant may disclose Lease terms, provisions and conditions to Tenant’s accountants, attorneys, managing employees and others in contractual privity with Tenant (“Permitted Recipients”), as reasonably necessary for Tenant’s business purposes, without such prior consent; provided, that Tenant agrees to inform such Permitted Recipients of the confidential nature of this Lease and the confidentiality agreements of Tenant set forth herein will apply to and bind such parties. Tenant acknowledges that any breach by Tenant or any Permitted Recipient of the agreements set forth in this Section will cause Landlord irreparable harm and Landlord will have the right to seek equitable remedies to stop any breach of this section. The terms and provisions of this section will survive the expiration or earlier termination of this Lease.

25.11       Covenant of Quiet Enjoyment. Landlord covenants and agrees that, provided a breach by Tenant has not occurred, and provided that Tenant keeps, observes and performs its covenants and agreements contained in this Lease, Tenant shall have quiet possession of the Premises and such possession shall not be disturbed or interfered with by Landlord. Landlord will use reasonable efforts to minimize any such restriction or disruption in connection with any entry or work by Landlord in the Premises to the extent practical under the circumstances.

25.12       Parking. Landlord agrees to grant Tenant and its employees and invitees, at no additional cost, a parking license for use of the attached parking garage.  The parking license is a non-exclusive license for the use of the number of parking spaces as designated in Exhibit B, which represents a proportional amount of the total parking spaces equal to the proportional amount for the leased square footage versus the total rentable square footage of the building as defined in Exhibit B and H.  Landlord shall designate specific spaces for the use of Tenant and Tenant’s employees and invitees.

IN WITNESS WHEREOF, the Landlord and Tenant have duly executed this Lease this ______ day of ______________________, 2015.

LANDLORD:
THE MOVE, LLC, a Colorado Limited Liability Company

By:

(Print Name and Title)

TENANT:
WHERE FOOD COMES FROM INC,
a Colorado Corporation

By:

(Print Name and Title)

EXHIBIT A

SITE PLAN

SITE DEVELOPMENT PLAN
LOTS 10, 11 & 12 BLOCK 8. TOWN OF CASTLE ROCK.
LOCATED IN SECTION 11, TOWNSHIP 8 SOUTH, RANGE 67 WEST OF THE 6TH P.M.
COUNTY OF DOUGLAS, STATE OF COLORADO.

GENERAL NOTES

1. FINISH FLOOR ELEVATION [illegible] EQUALS [illegible] ABOVE SEA LEVEL.
2. PROPERTY LINE INDICATED THUS:
3. SIGHT TRIANGLES INDICATED THUS:
4. RE: C0.0, FOR EXISTING SITE DEMOLITION NOTES.
5. COMPACT CAR PARKING SPACES INDICATED BY "CC" LABEL.

6TH STREET
JERRY STREET
ALLEY
SUITE
ELEV
STAIR

ARCHITECTURAL SITE PLAN - SECOND FLOOR

6TH STREET
JERRY STREET
PARKING GARAGE
STORAGE
WATER ENTRY
LOBBY
ELEV
STAIR
STOR

ARCHITECTURAL SITE PLAN - FIRST FLOOR

SITE DEVELOPMENT PLAN
LOTS 10, 11, & 12 BLOCK [illegible], TOWN OF CASTLE ROCK PROJECT NO. SDP14-

This exhibit is for informational and premises/site locational purposes only. No tenant, traffic, parking, egress or ingress, improvement or configurational representations are expressed or implied.

INITIALS

 A-1

EXHIBIT B

DESCRIPTION OF THE PREMISES

Approximately 8,127 square foot fourth (4th) floor space located at the southeast corner of Jerry Street and Sixth Street in Castle Rock, Colorado as marked on the attached Site Plan (Exhibit A). As well as ____ dedicated parking spaces located in the parking garage of the building.

INITIALS

 B-1

EXHIBIT C

Provisions Relating to Construction of the PREMISES
(the “WORK LETTER”)

This Work Letter is dated ___________________, 20___, between THE MOVE, LLC, a Colorado Limited Liability Company (“Landlord”), and WHERE FOOD COMES FROM INC, a Colorado Corporation, authorized to conduct business in the State of Colorado (“Tenant”).

RECITALS:

A.          This Work Letter is part of the Lease Agreement Lease dated ____________, 2015 (the “Lease”), pursuant to which Landlord has leased to Tenant office space in thE movE. Any capitalized term not defined herein shall have the meaning set forth in the Lease.

B.          Tenant desires to make improvements to the Premises, and Landlord desires to have Tenant make such improvements according to this Work Letter.

1.	Definitions.

In this Work Letter, these defined terms are:

(a)         Base Building: Those elements of the core and shell construction that are completed in preparation for the Improvements to the Premises. This includes Building structure, envelope, and systems as indicated on Schedule 1. This defines the existing conditions to which Improvements are added.

(b)	Improvements:

i.	The development of plans and documents, including supporting engineering studies, structural design or analysis, lighting or acoustical evaluations, or others as determined by Tenant’s architect or consultants.

ii.	All construction work necessary to augment the Base Building, creating the details and partitioning shown on the plans. The work will create finished ceilings, walls, and floor surfaces.

iii.	The Improvements will NOT include personal property items, such as decorator items or services, art work, plants, furniture, equipment, or other fixtures not permanently affixed to the Premises.

(c)	Landlord’s Representative: Doug Decker

(d)         Tenant Construction Allowance: Of up to Twenty and 00/100 Dollars ($20.00) per rentable square foot, which equals approximately $241,900.00 and is to be applied by Tenant to the cost of the Improvements. Tenant will not be entitled to cash payment, credit against Rent, or any other consideration if the Tenant Construction Allowance is not completely used.

(e)          Tenant’s Contractor: An experienced, licensed general contractor that is hired to construct and manage the Tenant’s Improvements at the Premises.

(f)          Tenant’s Representative: _______________, unless Landlord is notified in writing by Tenant that another person should serve as Tenant’s Representative.

2.	Representatives.

Landlord appoints Landlord’s Representative to act for Landlord in all matters associated with this Work Letter. Tenant appoints Tenant’s Representative to act for Tenant in all matters associated with this Work Letter. All inquiries, requests, instructions, authorizations, and other communications with respect to the matters covered by this Work Letter will be made to Landlord’s Representative or Tenant’s Representative, as the case may be. Tenant will not make any inquiries of or requests to, and will not give any instructions or authorizations to, any employee or agent of Landlord, including, without limitation, Landlord’s architect, engineers, and contractors or any of their agents or employees, with regard to matters associated with this Work Letter. Either party may change its Representative at any time by providing three (3) days prior written notice to the other party.

3.	DESCRIPTION OF LANDLORD’S WORK

(a)          Landlord will deliver the Premises to Tenant improved to the conditions listed on Schedule 1 attached hereto prior to the Commencement Date. Within ten (10) days following Landlord’s request, Tenant will conduct a walk-through inspection of the Premises with Landlord and prepare a punch list of items needing additional work by Landlord. Other than the items specified in the punch list and “latent defects” (as defined in this paragraph), by taking possession of the Premises, Tenant will be deemed to have accepted the Premises in their condition on the date of delivery of possession, and to have acknowledged that Landlord has installed the Improvements as required by this Work Letter and that there are no items needing additional work or repair. The punch list will not include any damage to the Premises caused by Tenant’s move-in or early access, if permitted. The damage caused by Tenant will be repaired or corrected by Landlord at Tenant’s expense. Landlord’s contractor will complete all reasonable punch list items within fifteen (15) days after the walk-through inspection or as soon as practicable after such walk-through. Landlord’s work will be “substantially complete” when the conditions listed on Schedule 1 attached hereto remain subject to only minor punch list items.

(b)           A “latent defect” is a defect in the condition of the Premises caused by Landlord’s failure to construct the Improvements in a good and workmanlike manner and in accordance with the Construction Documents, which defect may not ordinarily be observed during a walk-through inspection. If Tenant notifies Landlord of a latent defect within one (1) year following the Commencement Date, then Landlord, at its expense, will repair such latent defect as soon as practicable.

4.	DESCRIPTION OF TENANT’S WORK

All items of work not provided in the Lease or this Work Letter as the responsibility of Landlord shall be done by Tenant at Tenant’s expense. This work shall include, but not be limited to the following:

(a)           Tenant shall construct the Tenant Improvements in accordance with the plans approved by Landlord pursuant to Section 7 below.

(b)           Tenant will furnish and install all fixtures, equipment, furnishings, items of interior decor, and personal property.

5.	Tenant’s CONTRACTOR

Tenant is responsible for identifying Tenant’s Contractor to be approved by Landlord, which approval shall not be unreasonably withheld. Upon selection of the contractor, Tenant shall develop a written schedule to guide the Tenant Improvement construction process, and shall provide a copy to Landlord.

6.	TENANT’S CONSTRUCTION ALLOWANCE

Landlord shall reimburse Tenant up to the Tenant’s Construction Allowance for Tenant’s actual out-of-pocket expenses incurred to third parties in the construction of Tenant’s Improvements to the Premises according to this Work Letter. Landlord shall reimburse Tenant through progress payments made on a monthly basis, to the extent of the amounts billed by the Tenant’s Contractor for construction/installation of the Tenant Improvements, up to the maximum amount of the Tenant’s Construction Allowance. Each month, Tenant shall deliver to Landlord, or its representative, for approval an application for payment (“Application”) for the work completed as of the end of the prior month, reflecting the amounts properly billed by Tenant’s Contractor for that purpose. With each Application Tenant shall present to Landlord: (i) written approval that the work for which payment has been requested and has been completed in a satisfactory manner; (ii) copies of all invoices, purchase agreements, work agreements or related documents evidencing the services rendered; and (iii) conditional lien waivers from any contractor or supplier who has constructed or supplied materials for the Tenant Improvements during the period. Within ten (10) business days following receipt of each Application, Landlord shall pay directly to Tenant’s Contractor, Landlord’s pro-rata share of the entire amount of the payment requested by the Tenant’s Contractor until the Tenant’s Construction Allowance is paid in full. Landlord’s pro-rata share of the progress payments paid to the Tenant’s Contractor shall be the percentage that is equal to the Tenant Finish Allowance divided by the total cost estimate to construct Tenant’s Improvements (“Total Cost”). The resulting percentage is Landlord’s pro-rata share and shall be multiplied by the total Application amount to determine the Landlord’s then-current progress payment amount. Tenant shall pay all such costs in excess of the Allowance and Landlord’s pro-rata share, and Tenant agrees to keep the Premises and the real property free and clear of any liens arising out of the non-payment of such costs. In no event shall Landlord be obligated to make a disbursement pursuant to this Exhibit for Tenant Improvements in a total amount that exceeds the Tenant’s Construction Allowance. Any additional costs or expenses which arise in connection with the construction or development of the Tenant Improvements shall be solely the responsibility of Tenant.

7.	DESIGN AND CONSTRUCTION TIMETABLE

(a)	PLAN SUBMISSION AND REVIEW:

i.	After notification of Tenant’s anticipated Possession date and thirty (30) days prior to that anticipated Possession Date, Tenant shall notify Landlord of the identity (and the appropriate contact information) of the individual or firm hired by Tenant to prepare Tenant’s plans.

ii.	After notification of Tenant’s anticipated Possession date and thirty (30) days prior to that anticipated Possession Date or within thirty (30) days after Landlord’s delivery of the schematic building shell drawings to Tenant, whichever occurs later, Tenant, at its sole cost and expense, shall cause delivery to Landlord, for Landlord’s review and approval, two (2) sets of blueline prints and one (1) set of electronic drawings describing Tenant’s proposed Improvements.

iii.	Within ten (10) days after receipt of Tenant’s plans, Landlord will review the plans and reply, either “approving”, “approving with notations” or “disapproving” the proposed plans for Tenant Improvements, such refusal to approve plans shall not be unreasonable and any denial requires an accompanying reasoning. If Tenant’s plans (or portions of them) are not approved by Landlord for any reason, the plans must be corrected and re-submitted for approval by Landlord, but Tenant’s changes shall only be required to address Landlord’s notations or aspects where Tenant failed to comply with Landlord’s earlier requests. If Landlord does not respond to Tenant’s submission within such ten (10) day period, the plans shall be deemed accepted by Landlord.

(b)	CONSTRUCTION

i.	Once Possession has been delivered to Tenant at the completion of Landlord’s work as described in para 3 above, Tenant shall begin and diligently pursue completion of construction of the Tenant Improvements described by Tenant’s plans, as approved by Landlord.

ii.	Throughout the construction of the Tenant’s Improvements, Tenant shall be responsible for the following:

1.	Obtaining all permits and licenses necessary for the construction of Tenant’s Improvements.

2.	Compliance with all codes and ordinances which govern the construction of the Tenant’s Improvements.

3.	Compliance by Tenant’s Contractor with all construction regulations which may be imposed by Landlord or its agents.

4.	Submission of an acceptable waiver of liens by Tenant’s Contractor not less frequently than monthly, along with an acceptable final waiver of lien by Tenant’s Contractor at the completion of his work.

SCHEDULE 1

Base Building

FLOOR – 4” concrete slab on metal deck – floor flatness and levelness to comply with standard tolerances outlined in ACI 117.

EXTERIOR WALLS – all exterior walls will be delivered ready to receive drywall – drywall to be installed, taped and finished by Tenant.

CORE & DEMISING WALLS – all structural core walls will be delivered ready to receive framing / furring and drywall – framing / furring and drywall to be installed by Tenant – all non-structural core walls and demising walls will be delivered ready to receive primer and paint – non-structural walls will be taped and finished by Tenant.

RESTROOMS – ADA compliant restrooms provided on the second, third and fourth floor by Landlord.

ELEVATOR LOBBIES – Landlord will install one pair of doors and door hardware at the entrance to elevator lobby on 1st floor – all mechanical, electrical, and lighting and finishes in elevator lobby are by Landlord.

VERTICAL TRANSPORTATION – 1-ea traction elevators with 3,500-lb per cab capacity

MECHANICAL – The mechanical system will be a Variable Refrigerant Flow (VRF) with an Energy Recovery Ventilator (ERV) to supply fresh air for the building. Each tenant space will be provided with a controller all distribution lines/ ducting, and control boxes will be provided by the tenant. All equipment provided by the tenant will need to be by the same manufacturer as the building equipment.

ELECTRICAL – Landlord to provide 1-ea 100 amp 3 phase 120/208 volts panel for each tenant. All sub metering will be provided by the tenant.

FIRE PROTECTION – the Landlord will provide a wet pipe fire protection system with sprinkler heads turned up for minimal, code-required coverage in an un-finished space – all other fire protection work will be designed, furnished and installed by Tenant – all new sprinkler heads must be compatible with building standards and installed by Landlord approved fire protection subcontractor.

FIRE ALARM – Landlord will provide a central fire alarm control panel (FACP) and any code required horn strobes within the unfinished space – all devices provided by Landlord will be wired and programmed to the central FACP - any modifications to the fire alarm system necessary to accommodate the Tenant’s improvements must be designed, furnished and installed by the Landlord’s approved fire alarm subcontractor (TBD) at Tenant’s expense.

CEILING – clearance from the surface of the concrete floor slab to bottom of steel roof deck above will be approximately 12’-6”’. All ductwork will be installed below the bottom of the steel beams near the core of the building – no ceiling will be provided by Landlord – all ceiling components will be designed, furnished and installed by Tenant.

TELE / DATA / CATV – provided by Tenant.

INITIALS

EXHIBIT D

TENANT’S ESTOPPEL CERTIFICATE

REFERENCE IS MADE to that certain Lease or Lease Agreement between THE MOVE, LLC, a Colorado limited liability company, as Landlord, and the undersigned, WHERE FOOD COMES FROM INC, a Colorado Corporation, as Tenant, as the same was amended and/or supplemented by ____________________________________ (said Lease or Lease Agreement, as affected by said other instrument(s), being hereinafter referred to merely as the “Lease”), covering space in thE movE located at approximately:

The undersigned hereby certifies and declares as follows:

1.             The undersigned has accepted the Premises covered by the Lease and currently is in occupancy thereof and is conducting its business therein.

2.             The Lease is in full force and effect and has not been modified, supplemented, or amended except as is indicated below. Except for what is stated below, there are no agreements between the undersigned Tenant and the Landlord under the Lease in any way concerning the subject matter of the Lease or the Premises covered by the Lease. The interests of the Tenant under the Lease have not been assigned, and no part of the Premises covered by the Lease has been sublet except as is indicated below.

[If none, state so on the following lines.] ______________________________________________________________________________________________

__________________________________________________________________________________________________________________________________

3.             As of the date hereof all conditions or obligations under the Lease to be satisfied or performed by the undersigned have been satisfied or performed, except as follows:

[If none, state so on the following lines.] ______________________________________________________________________________________________

__________________________________________________________________________________________________________________________________

4.             To the best of the undersigned’s knowledge, as of the date hereof all conditions or obligations under the Lease to be satisfied or performed by the Landlord have been satisfied or performed, except as set forth below, and except as set forth below, as of the date hereof the undersigned does not assert, and to the best of the undersigned’s knowledge is not entitled to assert, any claim against the Landlord or any defense to or offset against the enforcement of the Lease or any of the provisions thereof against the undersigned.

[If none, state so on the following lines.] ______________________________________________________________________________________________

__________________________________________________________________________________________________________________________________

5.             The term of the Lease (ignoring any options to renew or extend which have not yet been exercised) commenced on ___________________, 20__, and is scheduled to expire on _______________, 20____.

6.             (Strike whichever of the following statements is not the case):

(a)	Full rental is currently accruing and payable under the Lease.

(b)	Full rental is not currently accruing and payable under the Lease, for the reason that an initial period of abated rent has not yet expired. Full rental will begin to accrue and be payable under the Lease as of ___________________, 20____.

The monthly fixed Minimum Rent currently payable by the undersigned under the Lease is $______________________. No rent under the Lease beyond the current month has been paid in advance by the undersigned.

7.             The amount of the Security Deposit given by the undersigned and held by the Landlord under the Lease is the sum of $________________.

8.             Any notice, demand, request, or other instrument given by the Landlord under the Lease to the undersigned may be addressed to the undersigned at the Premises covered by the Lease, at the address specified in the Lease, or at the following address:

The undersigned disclaims all right, title or interest in the Premises except the rights granted by the Lease.

IN WITNESS WHEREOF, the undersigned has executed this Estoppel Certificate on this ______ day of ________________________, 20_____.

WHERE FOOD COMES FROM INC,
a Colorado Corporation

By:

(Print Name and Title)

INITIALS

FOR INFORMATIONAL PURPOSES ONLY; TO BE SIGNED AT A LATER DATE

 D-1

EXHIBIT E

MECHANIC’S LIEN NOTICE

NOTICE TO ALL PERSONS PROVIDING

LABOR, SERVICES, MACHINERY, TOOLS,

EQUIPMENT AND MATERIALS FOR THE

ERECTION, CONSTRUCTION, ALTERATION,

REMOVAL, ADDITION, REPAIR, OR OTHER

IMPROVEMENT OF THIS PROPERTY

BE ADVISED that the interest of ___________________________________________________the owner of this property, shall not be subject to a mechanic’s lien by any person who provides labor, services, machinery, tools, equipment and materials for the erection, construction, alteration, removal, addition, repair or other improvements to this property known as Unit_______ at _________________________________________, City of _________________________, State of Colorado.

By:

Owner

CERTIFICATE OF SERVICE

I hereby certify that a true and correct copy of this notice was posted in a conspicuous place in Unit ______, at__________________________________________, City of ____________________, State of Colorado, on the _____day of _________________________, 20______.

By:
Agent for Owner

Subscribed and Sworn to before me this ______ day of _______________________, 20_____.

Notary Public

My Commission Expires_______________________

INITIALS

FOR INFORMATIONAL PURPOSES ONLY; TO BE SIGNED AT A LATER DATE

 E-1

EXHIBIT F

RULES AND REGULATIONS
OF thE movE

THESE RULES AND REGULATIONS (the “Rules”) have been established by THE MOVE, LLC, a Colorado Limited Liability Company, as Landlord under the leases relating to thE movE (the “Leases”). Under the terms of the Leases, the Landlord is authorized to establish these Rules and such additional rules and regulations as are necessary or advisable in its judgment for the proper and efficient operation and maintenance of the buildings and common areas which make up 202 Sixth Street (such buildings and common areas are herein collectively referred to as “thE movE”). These rules may be changed, altered or amended by Landlord at any time in its sole discretion.

1.       Tenant shall not obstruct the sidewalks, entries, passages, corridors, stairways, and elevators of thE movE or interfere with the rights of other tenants of thE movE, or of persons having business in thE movE or in any way injure or annoy such tenants or personal. Tenant shall not disturb the other occupants of thE movE or adjoining buildings or premises by the use of any radio, sound equipment, or musical instrument or by making of loud or improper noise.

2.       Tenant shall not commit any act or permit anything in or about thE movE which shall or might subject Landlord to any liability or responsibility for injury to any person or property by reason of any business or operation being carried on in or about thE movE or for any other reason.

3.       Tenant shall not use the Building for lodging, sleeping, or for any illegal purposes or for any purpose that will damage thE movE, or the reputation thereof, or for any purposes other than those specified in the Lease.

4.        Tenant shall not bring or keep within the Building or in any Common Area any animal except helping animals allowed by law.

5.       Tenant shall move all freight, supplies, furniture, fixtures, and other personal property into, within and out of thE movE only at such times and through such entrances as may be reasonably designated by Landlord. Tenant shall not move or install such objects in or about thE movE in such a fashion as to unreasonably obstruct the activities of other tenants, and all such moving shall be at the sole expense, risk and responsibility of Tenant. In the event Tenant or Tenant’s movers damage the elevator or any part of thE movE, Tenant shall forthwith pay to Landlord the amount required to repair said damage. Any moving contractor of Tenant must carry insurance in amounts reasonably approved by Landlord. Each Tenant shall use its best efforts to complete, or cause to be completed, all deliveries, loading, unloading and services to the Premises prior to 10:00 a.m. of each day. Each Tenant shall attempt to cause no delivery trucks or other vehicles servicing thE movE to park or stand in front of thE movE from 10:00 a.m. to 9:00 p.m. of each day.

6.       Tenant shall not deposit any trash, refuse, cigarettes, or other substances of any kind within or out about thE movE except in refuse containers. Tenant shall exercise its best efforts to keep the sidewalks, entrances, passages, courts, lobby areas, parking areas, vestibules, restrooms, public corridors and halls in and about thE movE (“Common Areas”) clean and free from Tenant’s rubbish. Tenant shall not allow anything to be placed on or outside the Building, nor shall anything be thrown by Tenant out of the windows or doors or down the corridors, elevator shafts or ventilation ducts or shafts of the Building.

7.       Landlord reserves the right to exclude or expel from thE movE any person who, in the reasonable judgment of Landlord, is intoxicated or under the influence of liquor or drugs or who shall in any manner act in violation of the rules and regulations of thE movE.

8.       Tenant shall not use the washrooms, restrooms and plumbing fixtures of the Building, appurtenances thereto, for any other purposes than the purposes for which they were construed, and Tenant shall not deposit any sweepings, rubbish, rags or improper substances therein. Tenant shall not waste water by interfering or tampering with the faucets or otherwise. If Tenant or Tenant’s employees, contractors, jobbers, agents, licensees, invitees, guests or visitors, cause any damage to such washroom, restrooms, plumbing fixtures or appurtenances, such damage shall be repaired at Tenant’s expense, and Landlord shall not be responsible therefore.

9.       Subject to applicable fire or other safety regulations, all doors opening into Common Ares and all doors upon the perimeter of the Premises shall be kept closed and, during non-business hours, locked, except when in use for ingress or egress. If Tenant uses the Premises after regular business hours or non-business days, Tenant shall lock any entrance doors to the Building or to the Premises used by Tenant immediately after using such doors.

10.       All keys to the exterior doors of the Premises shall be obtained by Tenant from Landlord, and Tenant shall pay to Landlord a reasonable deposit determined by Landlord from time to time for such keys. Tenant shall not make duplicate copies of such keys. Except for Tenant’s security systems, Tenant shall not install additional locks or bolts of any kind upon any of the doors or windows of, or within the Building, nor shall Tenant make any changes in existing locks or the mechanisms thereof, without Landlord’s prior consent. Tenant shall, upon the termination of its tenancy, provide Landlord with the combinations to all combination locks on safes, safe cabinets, and vaults which are not removed from the Premises by Tenant and deliver interior doors, cabinets, and other key-controlled mechanisms therein, whether or not such keys were furnished to Tenant by Landlord. In the event of the loss of any key furnished to Tenant by Landlord, Tenant shall pay to Landlord the cost of replacing the same or of changing the lock or locks opened by such lost key if Landlord shall deem it necessary to make such a change. Landlord and/or Landlord’s agent shall at all times keep a passkey to the Premises.

11.       Landlord shall provide Tenant access to the Premises, the Building and the parking facilities, subject to such security card system as Landlord may establish from time to time, twenty-four (24) hours per day, seven (7) days per week. Tenant shall be responsible for all persons from whom Tenant obtains any pass for entry into the Premises, Building or parking facility. In case of invasion, mob, riot, public excitement, or other commotion, Landlord reserves the right to prevent access to thE movE for the safety of tenants and protection in thE movE.

12.       Landlord shall not be responsible for, and Tenant hereby indemnifies and holds Landlord harmless from any liability in connection with the loss, theft, misappropriation or the disappearance of furniture, furnishings, fixtures, machine, equipment, money, jewelry or other items or personal property from the Premises or other parts of the Building regardless of whether the Premises or Building are locked at the time of such loss, unless caused by the gross negligence or willful misconduct of Landlord, its agents, employees or contractors.

13.       Except for areas specifically designated by Landlord in its sole discretion, no smoking is permitted by any person, including employees of Tenant, in on or about thE movE, including lobby, the stairwells, parking areas, landscaped areas and Building entrances.

14.       Tenant shall not, nor shall it permit any of its employees, officers, contractors, jobbers, licensees, invitees, guests, visitors, agents or independent contractors to keep or bring onto the Premises, the Building or thE movE any deadly weapon, including but not limited to firearms of any kind.

15.       Outside Sales and Storage. No tenant may display, sell merchandise, allow carts, portable signs, devices or any other objects to be stored or to remain outside the defined exterior walls or roof and permanent doorways of thE movE, or in hallways.

16.       Antenna and Aerials. No aerial, antenna or satellite dish shall be erected on the roof or exterior walls of thE movE without first obtaining, in each instance, the written consent of Landlord. Any aerial, antenna or satellite dish so installed without such written consent shall be subject to removal without notice at any time, plus the Tenant will be charged for Landlord’s cost of said removal plus a twenty percent (20%) administration fee.

17.       Parking Lot Solicitation. No Tenant may solicit in any manner in any of the automobile parking and sidewalk areas of thE movE.

18.       Vending Machines. No Tenant shall, without the prior consent of Landlord, sell merchandise from vending machines or allow any coin-operated vending or gaming machines on the Premises.

19.       Validated Parking. Landlord may, if in its opinion the same be advisable, establish a system or systems of validation or other type operation, including a system of charges against non-validated parking checks of users, and the Tenant must abide by all such rules and regulations in its use and the use of its customers and patrons with respect to said automobile parking area; provided, however, that all such rules and regulations and such types of operation or validation of parking checks and other matters affecting the customers and patrons of the Tenant shall apply equally and without discrimination to all persons entitled to the use of said automobile parking facilities.

20.       Control of Common Areas. Landlord shall at all times have the sole and exclusive control of the Common Areas, and may at any time and from time to time during the term hereof, exclude and restrain any person from use or occupancy thereof, excepting, however, bona fide customers, patrons and service-suppliers of Tenants who make use of Common Areas in accordance with these Rules. It shall be the duty of each Tenant to keep all Common Areas free and clear of any obstructions created or permitted by such Tenant or resulting from such Tenant’s operation. Any cost to keep all Common Areas free and clean incurred by Landlord as a result of Tenant’s operation will be billed back to said Tenant, plus a twenty percent (20%) administration fee.

21.       Employee Parking. Tenant and its employees shall park their cars only in the areas provided behind the Premises, or in those portions of the Common Areas, if any, designated for the purpose by Landlord, and any such designation may be changed from time to time. No overnight parking of any vehicles shall be permitted in any of the Common Areas. If requested by Landlord, each Tenant shall furnish Landlord with its and its employees’ license numbers within fifteen (15) days of such request and shall thereafter notify Landlord of any changes within five (5) days after such change occurs. Landlord may charge Tenants Twenty Five Dollars ($25.00) per car for each day or partial day any of such cars are parked in any areas other than those designated, or for each and every car (per day) which is parked overnight in the Common Areas; provided, however, Landlord agrees to give Tenant written notice of the first violation of this provision and Tenant shall have two (2) days thereafter within which to cause the violation to be discontinued; and if not discontinued within said two-day period then the $25.00 per day fine shall commence. After notice of such first violation, no prior written notice of any subsequent violation shall be required and in addition to the fine levied by Landlord, Landlord may tow any such vehicle from the Common Areas and charge Tenant for all costs so incurred.

22.       Prohibited Advertising. No Tenant shall affix or maintain upon the glass panes and supports of the show windows, and within twelve (12) inches of any window, doors and the exterior walls of its Premises, any signs, advertising placards, names, insignia, trademarks, descriptive material or any other such like item or items, except such as shall have first received the written approval of Landlord. No Tenant shall affix any sign to any roof of thE movE. In addition, no advertising medium shall be utilized by any Tenant which can be heard or experienced outside Tenant’s Premises, including, without limiting the generality of the foregoing, flashing lights, searchlights, loudspeakers, phonographs, radios, balloons or television. No Tenant shall display, paint or place or cause to be displayed, painted or placed, any handbills, bumper stickers or other advertising devices on any vehicle parked in the parking area of thE movE, whether belonging to such Tenant or to any other person; nor shall any Tenant distribute, or cause to be distributed, in thE movE, any handbills or other advertising devices, and such Tenant shall pay to Landlord the cost and expense necessary to remove any such unauthorized material from thE movE, plus a twenty percent (20%) administration fee.

23.       Approval of Signs. Each Tenant shall not less than thirty (30) days prior to fabrication of any sign submit two (2) copies of drawings of such sign to Landlord for approval. Such drawings must include location, size and style of lettering, color, material, type of illumination, installation details, color selections and logo design. Approval of such sign by Landlord will not be unreasonably withheld or delayed, and will be based upon the standards set forth below. In any event, all signs must also be approved, if necessary, by the appropriate governmental agency prior to fabrication, and all permits for signs and their installation shall be obtained and paid for by the Tenant.

In no event shall any sign be approved by Landlord if the size, location, design, color, texture, lighting and materials of such sign detracts in any way from the design of thE movE and the surrounding properties.

a.   Signs shall consist of internal illuminated individual letters (either neon or LED) with flat plastic faces in metal retainers mounted to aluminum or channellume type letters. Signs shall have no audible, flashing or animated figures.

b.   No fascia sign or wall sign shall exceed 30% of the total fascia or signable area (or percentage allowable by county/city zoning, if larger, subject to final sentence limitations herein below), excluding windows and storefront area. Letter sizes shall be governed by the amount of signable area used. In no event shall any sign be less than eight feet (8’) above the ground as measured to the lowest edge of the sign. No sign may project higher than the height of the structure to which it is attached. Notwithstanding, the sign border(s) must stay within eight (8) inches of the top and bottom edges of the fascia.

c.   Logo signs will be considered provided that they are a nationally registered trademark or identification sign. Landlord shall review all logo designs for final approval and compliance. The logo sign shall be considered part of the allowable 30% signed area.

d.   Vertical copy of signs projecting perpendicular to any building are not permitted.

e. Manufacturer’s decals, hours of business, telephone number, etc. are limited to a total of 144 square inches per single door entrance. No “sale” signs, special announcements, etc. shall be permitted on exterior or interior glass; such advertising material must be set back at least twelve inches (12”) from glass surface and suspended from the ceiling.

f.   Advertising devices such as attraction boards, posters, banners and flags shall not be permitted, unless for a temporary use with the prior written consent of Landlord.

g.   Painted, flashing, animated, audible, revolving or similar signs that create the illusion of animation shall not be permitted.

h.   Exposed bulb signs shall not be permitted without Landlord’s consent in Landlord’s sole discretion.

i.   No sign may include the product sold except as part of the Tenant’s name or insignia.

j.   The Tenant’s name and address may be applied to that Tenant’s non-customer door, if any, for receiving merchandise, as directed by Landlord and in two-inch (2”) high block letters.

k.   If required by the U. S. Postal Service, the Tenant may install on the storefront the number only for the street address of size, type, color and location determined by Landlord.

24.       Construction of Signs

a.   The Tenant is required to obtain any and all building and electrical permits.

b.   Location of all openings for conduit or sign panels of building walls shall be indicated on drawings submitted to Landlord for approval.

c.   All mounting holes must be sealed off and touched up after installation, and the Tenant’s Premises, and the Common Areas must be left free of debris.

d.   The Tenant is responsible for the actions of its sign contractor.

e.   Letter fastening and clips shall be concealed and shall be of galvanized, stainless or aluminum metals.

f.   Electric service to signs shall be included in the Tenant’s metered service and shall include an automatic timer to illuminate the sign. Signs must be illuminated from the hours of sundown, until at least 11:00 p.m. or Tenant shall be subject to a fee of $25.00 per day for each and every day that the sign is not illuminated after five (5) days from Tenant’s receipt of Landlord’s notice.

g.   No exposed raceway, crossovers, transformers or conduit will be permitted, except for stub out through the wall. All signs shall use P.K. Housings and bear the U.L. Label, or other similar U.L. approved housings approved by Landlord, and installation of each sign shall comply with all local building codes and electrical codes.

h.   No labels shall be permitted on the exposed surface of signs, except those required by local ordinance, which shall be placed in an inconspicuous location and manner.

i.   Design, layout and material for Tenant signs shall conform in all respects with the design drawings provided by Tenant. The height and dimensions for letters in the body of the signs shall be pursuant to approved plans and specifications.

j.   All penetrations of the building structure required for sign installation shall be sealed in a watertight condition and shall be patched to match the adjacent finish.

k.   Internally illuminated, individual lettered pan channel, storefront fascia signs of the specifications provided for herein, are required by the Landlord of all Tenants (though individual tenant’s signs may vary at Landlord’s sole discretion) of thE movE. And all such signs shall be constructed and installed, including electrical hook-ups, at the Tenant’s expense.

l.   This sign criteria may be changed to reflect the code of governing bodies involved.

m.   Upon Surrender of the Premises, unless otherwise directed by Landlord, Tenant shall remove its illuminated store front fascia sign, and replace damaged fascia wood, caulk, prime and paint to match the existing fascia, after said removal.

INITIALS

EXHIBIT G

HAZARDOUS AND/OR TOXIC WASTES, SUBSTANCES, AND MATERIALS

WHERE FOOD COMES FROM INC, a Colorado Corporation, Tenant, strictly warrants to THE MOVE, LLC, a Colorado Limited Liability Company, Landlord, that Tenant shall not, without the express prior written consent of Landlord, bring or allow to be brought onto the Property/Building/Premises, or store or use upon the Property/Building/Premises, or discard or dump in any drain or trash receptacle, or introduce into ground water, any hazardous and/or toxic substances, wastes, materials, pollutants or contaminants (including, without limitation, asbestos and raw materials which include hazardous constituents) or any other substance or materials which are included under or regulated by any local, state or federal law, rule, regulation or ordinance pertaining to environmental regulation, contamination or clean up (“Hazardous Substance”) except in small quantities (or approved quantities relative to and consistent with Tenant’s Use) which are stored in compliance with all applicable environmental laws, including any federal, state or municipal law, decision, state, rule, ordinance or regulation, in existence or hereinafter enacted or rendered.

EXPRESSLY UNDERSTOOD, ACKNOWLEDGED AND AGREED TO THIS _____ DAY OF ______________________, 2015.

TENANT:

WHERE FOOD COMES FROM INC,
a Colorado Corporation

By:

(Print Name and Title)

 G-1

EXHIBIT H

COMMENCEMENT DATE CERTIFICATE

THIS COMMENCEMENT DATE CERTIFICATE shall set forth, reaffirm and amend certain terms and provisions contained in the Lease Agreement dated April 14, 2015, (“Lease”) by and between THE MOVE, LLC, a Colorado limited liability company (“Landlord”) and WHERE FOOD COMES FROM INC, a Colorado Corporation (“Tenant”).

1.          All capitalized terms not otherwise defined herein shall have the same meaning as set forth in the Lease.

2.          By signing the acknowledgement at the end of this memorandum, Landlord and Tenant acknowledge and agree that the statements set forth in this Commencement Date Certificate are true and accurate.

3.          The Possession Date was March 1, 2016. The Commencement Date of the Lease is August 1, 2016, and the Lease will expire at midnight July 31, 2021, if not extended or renewed or terminated earlier pursuant to the Lease.

4.          The Premises consists of 8,127 rentable square feet measured in accordance with Standard Method of Measuring Floor Areas in Office Buildings (ANSI/BOMA Z-65.1-2010) (“BOMA”) and nine (9) ~~dedicated~~ parking spaces located in the parking garage of the building.

5.          The Move currently consists of 50,088 rentable square feet measured in accordance BOMA standards.

6.          The Minimum Rent shall be as set forth below:

	Price per SF	Monthly Minimum Rent	Annual Minimum Rent
08/01/2016 – 07/31/2017	$20.00	$13,545.00	$162,540.00
08/01/2017 – 07/31/2018	$20.60	$13,951.35	$167,416.20
08/01/2018 – 07/31/2019	$21.22	$14,371.25	$172,454.94
08/01/2019 – 07/31/2020	$21.86	$14,804.69	$177,656.22
08/01/2020 – 07/31/2021	$22.52	$15,251.67	$183,020.04

7.           Tenant’s Pro Rata Share shall be 16.2%.

8.           Tenant has delivered a Security Deposit in the amount of $13,545.00.

9.           The amount of the Tenant’s Construction Allowance shall be $20.00 / RSF = $162,540.00

10.         Landlord’s Work is Substantially Completed, or the following work remains to be completed: ____________________________________________

___________________________________________________________________________________________________________________________________________

11.         Except as may be amended herein, all terms and conditions of the Lease shall continue in full force and effect and are hereby republished, ratified, and reaffirmed in their entirety. This Commencement Certificate shall be binding upon and may be relied upon by the parties hereto and their respective legal representatives, successors, and assigns.

Landlord and Tenant have executed this Commencement Date Certificate as of the dates set forth below.

LANDLORD:
THE MOVE, LLC,
a Colorado Limited Liability Company

By:

(Print Name and Title)

TENANT:
WHERE FOOD COMES FROM INC,
a Colorado Corporation

By:

(Print Name and Title)

 H-1

ADDENDUM

TO THAT CERTAIN LEASE AGREEMENT DATED ________________________, 2015

BY AND BETWEEN THE MOVE, LLC, A COLORADO LIMITED LIABILITY COMPANY,

AS LANDLORD,

AND WHERE FOOD COMES FROM INC, A COLORADO CORPORATION,

AS TENANT

As a supplement to that certain Lease of Premises at thE movE, Landlord and Tenant further agree as follows:

1)       Whenever the term “Lease” is used in this supplement, unless the context otherwise requires, it shall mean the Lease above referred to, and any Addendum thereof, including this Addendum.

2)

Option to Extend. Landlord grants to Tenant the right to extend the Lease Term (“Renewal Option”) for two (2) consecutive periods of five (5) years each (“Option Term”), upon the following terms and conditions:

(a)       Tenant must exercise each Renewal Option, if at all, by providing Landlord with written notice thereof at least six (6) months but not more than twelve (12) months prior to the expiration date of the then-current Lease Term (“Renewal Notice”); provided, that Tenant may not exercise such option, or commence occupancy under any extended term if, upon any date any written notice of election to extend is given, or upon the date any extended term would otherwise commence if Tenant is in default under any of the provisions of the Lease beyond all applicable notice and cure periods. If Tenant does not provide Landlord with the Renewal Notice as and when herein specified, the Renewal Option shall terminate and be of no further force or effect. If Tenant exercises a Renewal Option, the Lease Term shall be extended for an additional period of three (3) years upon the same terms and conditions as set forth in the Lease, except the Basic Rent and this Renewal Option. The Basic Rent for such Option Term shall be at the then-current “Market Rate” as defined below. Each of the two Renewal Options may be exercised only once and once exercised, such Renewal Option shall not be effective during any subsequent Option Term.

(b)       The Renewal Option shall apply to the entire Demised Premises, as amended or expanded as of the commencement date of each Option Term, and may not be exercised as to only a portion of the Demised Premises. Upon exercise of a Renewal Option, Landlord and Tenant shall enter into an amendment to the Lease memorializing the Basic Rent Amount and any other changed terms and/or conditions of the Lease during such Option Term. If there is a Default by Tenant at any time between the date it exercises a Renewal Option and the date upon which such Option Term is to commence, then Landlord at its option may elect to treat the exercise of such Renewal Option as ineffective in which case this Lease shall terminate upon expiration of the then-current Lease Term.

(c)       The Renewal Option is personal to Tenant and in the event of any Transfer by Tenant, whether or not with the consent of Landlord, any Renewal Options which have not been exercised as of the date of such Transfer shall automatically terminate.

(d)       The “Market Rate” is a price a willing tenant would pay to a willing landlord in an arms-length transaction if both had the same knowledge of the facts and reasonable market exposure. Here, Landlord and Tenant shall, in good faith, negotiate and attempt to determine a mutually acceptable Market Rate relying on the rental rate for similar properties within the same local area and taking into account adjustments for the differences in the properties and the value to a prospective tenant as of the commencement date of such Option Term, taking into consideration the uses permitted under the Lease, the quality, size, design and location of the Demised Premises.

(e)       If, a mutually agreed upon Market Rate is not determined before Tenant provides Landlord with a written Renewal Notice, Landlord shall notify Tenant of his Market Rate offer for the Option Term (“Landlord’s Rate”) within twenty (20) days after receiving the Renewal Notice. If Tenant does not agree that Landlord’s offered Rate is the Market Rate, Tenant shall provide written notice thereof to Landlord within twenty (20) days of Landlord’s Market Rate offer, rejecting Landlord’s Market Rate offer and indicating the amount that Tenant asserts is the proper Market Rate for the Option Term (“Tenant’s Rate”). If Tenant fails to provide written notice within such twenty (20) day period, Tenant shall be deemed to have accepted Landlord’s Market Rate offer as the agreed upon Market Rate. If Tenant timely provides notice rejecting Landlord’s Market Rate offer, then each party shall, within ten (10) days after Tenant’s rejection notice, designate by written notice to the other party one (1) licensed Colorado real estate broker, who is not affiliated with nor has had an economic relationship with the designating party within the last five (5) years, having at least five (5) years’ experience in the Castle Rock commercial real estate market (“Broker(s)”). The two Brokers shall each determine the Market Rate for the Demised Premises. Each Broker will be paid for the Broker’s Price Opinion by the party designating him or her. Landlord and Tenant shall each require the Brokers to make such determination and report it in writing to Landlord and Tenant within twenty (20) days after such selection. The two Broker’s price opinions shall be averaged to create a Market Rate which will set the and the Initial Base rate for the first year of the renewal.

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EXECUTED THIS ______ DAY OF __________________, 2015

LANDLORD:
THE MOVE, LLC,
a Colorado Limited Liability Company

By:

(Print Name and Title)

TENANT:
WHERE FOOD COMES FROM INC,
a Colorado Corporation

By:

(Print Name and Title)

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